UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

APPLIED DIGITAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fellow Stockholders,

Fiscal Year 2026 was an inflection point in our business, marked by several critical and defining milestone achievements for our Company. We reached our first “ready for service” delivery date and we did so, on time and on budget. We accomplished a five-fold increase in total contracted revenue. Our rapid growth was driven by signing financially durable long-term leases for four new campuses and expanding our original campus, bringing our total contracted capacity to 1.41GW of critical IT load, and our total contracted revenue to approximately $36 billion before lease renewals and further expansions. We are now developing Artificial Intelligence (AI) factories on five campuses in two distinct geographic regions of the country with significant opportunity for expansion on each of the campuses. We believe our growth speaks to the market acceptance of our proprietary data center design, our ability to deliver scalable AI factories on our lease timelines, and our credible reputation within the financial community for securing construction financing. We feel most proudly that this year reflects our emergence as a leader in the AI infrastructure space.

Much of the growth in contracted revenue this year came from investment grade hyperscaler customers. In addition to expanding our Polaris Forge 1 campus in Ellendale, North Dakota, with CoreWeave taking an additional 150 MW, we also signed a lease with an investment grade hyperscaler at our Polaris Forge 2 campus in Harwood, North Dakota, for 200 MW of critical IT load, and further signed leases with a high investment grade hyperscaler across two separate regions of the country for a combined 810 MW of critical IT load.

During the fiscal year, we completed over $5 billion in senior secured financings, consisting of fixed-rate notes offerings, bridge facilities and an up to $550 million revolving credit facility, all in support of our projects. Our success in these financings of multiple billion-dollar campuses at once reflects on the quality of our team and the financial market’s confidence in our ability to execute and deliver on our customers’ mandate to build technologically complex data-center designs in the AI factory infrastructure space.

This past fiscal year we also completed the previously announced separation of our cloud business through a contribution and exchange transaction, resulting in the creation of ChronoScale Holdings Corporation (Nasdaq: CHRN), a platform which provides accelerated-compute hardware and software for GPU-optimized AI workloads. While we presently retain approximately 96% equity ownership of ChronoScale, the separation reflects our commitment to focus on our core business of building AI factories.

Going forward, we aim to achieve $2 billion in annual Net Operating Income (NOI) within the coming years. With a multi-gigawatt pipeline, finely tuned franchise model, strong hyperscaler relationships, key supply chain partnerships, and supported by leading industry capital providers and financial institutions, we believe we are well-positioned to meet this goal.

We remain deeply committed to sustainability and to creating opportunities in our communities. Our campuses now employ thousands of staff and contractors while fostering local partnerships and workforce development. Our innovative AI factory design is environmentally friendly, featuring closed-loop, waterless, direct-to-chip cooling systems, and achieving an annual projected Power Usage Effectiveness (PUE) of 1.18 with best-in-class water consumption.

Looking forward, we see the market opportunity to build on our leadership position in AI infrastructure with the goal of becoming a category leader in the design, build, delivery and operation of purpose-built AI factories. With an experienced team, a robust pipeline of land and energy, and a well-honed franchise model, we believe Applied Digital is uniquely positioned to deliver solutions to the AI economy and is set to continue to contribute to America’s global leadership position in AI infrastructure.

On behalf of our Board of Directors and employees, thank you for your continued trust and support. Together, we are building the backbone of AI, seeking to drive long-term value for our stockholders, customers, and communities.

Sincerely,

Wes Cummins

Chairman of the Board and CEO

APPLIED DIGITAL CORPORATION

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 4, 2026

To the Stockholders of Applied Digital Corporation:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Applied Digital Corporation, a Nevada corporation (the “Company”) to be held on November 4, 2026, at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/APLD2026. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect six director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027;

●	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the attached proxy statement;

●

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals; and

●	To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

Only holders of our common stock, par value $0.001 per share, of record at the close of business on September 8, 2026, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, on or about September 25, 2026, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, and a form of proxy card or voting instruction card. It is very important that your shares are represented and voted at the Annual Meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the Annual Meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors

/s/ Wes Cummins
Wes Cummins
Chief Executive Officer and Chairman of the Board of Directors

September 25, 2026

Dallas, TX

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2026

The Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, proxy card, and the Annual Report on Form 10-K for the fiscal year ended May 31, 2026 are available free of charge on our website at www.applieddigital.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

150 Clove Rd., Suite 400

Little Falls, NJ 07424

844-885-0176

PROXY STATEMENT

i

APPLIED DIGITAL CORPORATION

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) contains information related to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Applied Digital Corporation, a Nevada corporation (collectively, “we,” “us,” “our” or the “Company”) to be held on November 4, 2026, at 12:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/APLD2026 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by the Board of Directors of the Company (the “Board”). This Proxy Statement is first being made available to stockholders on or about September 25, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 4, 2026.

Our proxy materials, including this Proxy Statement, our annual report for the fiscal year ended May 31, 2026, and proxy card are available on the Internet at www.proxyvote.com, and at the SEC’s website at www.sec.gov. Under the Securities and Exchange Commission (the “SEC”) rules, we are pleased to take advantage of notice and access and to furnish proxy materials to our stockholders over the Internet.

About the Annual Meeting

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect six director nominees to serve as directors until the next annual meeting of stockholders (“Proposal 1”);

●	To ratify the appointment of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2027 (“Proposal 2”);

●	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this Proxy Statement (“Proposal 3”);

●

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal 4”); and

●	To consider any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board believes that (i) Proposal 1, (ii) Proposal 2, (iii) Proposal 3 and (iv) Proposal 4 are each advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the director nominees and FOR each of the foregoing proposals. If you are a stockholder of record as of September 8, 2026 (the “Record Date”) and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

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Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each share of common stock is entitled to one vote on each proposal. As of the Record Date, we had 299,094,373 shares of common stock outstanding.

Who can attend the meeting?

All stockholders of record at the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Attendance at the Annual Meeting shall be solely via the Internet at www.virtualshareholdermeeting.com/APLD2026 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 12:00 p.m., Eastern Time on November 4, 2026. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com on or about September 25, 2026. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/APLD2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources, and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute proxies and receive, count and tabulate votes.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting.

Abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How do I vote?

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may submit a proxy to vote by following those instructions.

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Vote on the Internet

If you are a stockholder of record, you may submit your vote via the Internet by following the instructions provided in your Notice of Internet Availability of Proxy Materials (the “Notice”). Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. Internet voting facilities will be available on or about September 25, 2026 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 3, 2026.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing the telephone number shown on your Notice. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities will be available on or about September 25, 2026 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 3, 2026.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m., Eastern Time, on November 3, 2026.

Voting at the Annual Meeting

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/APLD2026. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	submitting a later-dated vote by telephone or on the Internet;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting remotely and casting your vote in the manner set forth above. Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●	With respect to Proposal 1, the election of directors, directors are generally elected by a majority of the votes cast. As a result, in an uncontested election, abstentions and broker non-votes (see below), if any, will not affect the outcome of this proposal. However, in any contested election in which the number of director nominees exceeds the number of open seats as a result of stockholder nominations made in compliance with the Bylaws, directors are elected by a plurality of the votes cast. As a result, in a contested election, withheld votes and broker non-votes, if any, will not affect the outcome of this proposal.

●	With respect to Proposal 2, the ratification of the independent registered public accounting firm, a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy, is required to approve Proposal 2. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine” as described below, no broker non-votes will occur on this proposal.

●	With respect to Proposal 3, the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this Proxy Statement, a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy, is required to approve Proposal 3. As a result, abstentions and broker non-votes (see below), if any, will not affect the outcome of the vote on this proposal.

●	With respect to Proposal 4, the approval of the adjournment of the Annual Meeting in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals, a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy, is required to approve Proposal 4. As a result, abstentions and broker non-votes, if any, will not affect the outcome of this proposal. If this proposal is deemed to be “routine” as described below, no broker non-votes will occur on this proposal.

●	With respect to any other matter that may properly come before the Annual Meeting, a majority of the total votes cast by holders of our common stock, whether in person or represented by proxy, is required to approve such proposals, except as required by law. As a result, abstentions, if any, will not affect the outcome of the vote on these proposals. No broker non-votes will occur on any “routine” proposals, and broker non-votes will not affect the outcome of any “non-routine” proposals.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

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What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” under Rule 452 of the New York Stock Exchange, which governs all brokers (including those holding Nasdaq-listed securities), which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine.” The determination of which proposals are deemed “routine” versus “non-routine” may not be made until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received voting instructions with respect to such matter from the beneficial owner.

Proposal 1, the election of directors, and Proposal 3, the advisory vote on executive compensation, are generally not or may not be considered to be “routine” matters by the New York Stock Exchange and banks or brokers are not or may not be permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for Proposals 1 and 3. Under the applicable rules governing such brokers, we believe Proposal 2, to ratify the appointment of CBIZ as our independent registered public accounting firm, and Proposal 4, to approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any of the foregoing proposals, are likely to be considered “routine” items. Therefore, a bank or broker may be able to vote on Proposals 2 and 4 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have retained Alliance Advisors LLC (“Alliance”) to act as the proxy solicitation agent in connection with the Annual Meeting. In connection with these services, Alliance will receive approximately $20,000 for its assistance and will be reimbursed for its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Alliance and certain related persons against certain liabilities relating to or arising out of Alliance’s engagement. If stockholders have any questions or need assistance with casting or changing their vote, they should contact Alliance toll-free at 844-885-0176, or at 1-254-309-2748 for international stockholders.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

Do we provide for Electronic Delivery of Proxy Materials?

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders owning shares of our common stock as of the Record Date on or about September 25, 2026. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available free of charge on our website at www.applieddigital.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

How can I find the result of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four (4) business days of the Annual Meeting, which will be posted on our website at www.applieddigital.com, under “Investors” and filed with the SEC.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board, upon recommendation of our Nominating and Corporate Governance Committee, has nominated Wes Cummins, Ella Benson, Chuck Hastings, Rachel Lee, Douglas Miller and Richard Nottenburg for election as directors of the Board.

Our Third Amended and Restated Bylaws (“Bylaws”) permit the Board to set the size of the Board, having at least one (1) or more members. Our Board currently consists of six (6) directors, each of whom is being nominated for reelection at the Annual Meeting.

Each of our current directors serves until the next annual meeting of our stockholders or the earlier death, resignation or removal of such director. Despite the expiration of a director’s term, however, the director shall continue to serve until such director’s successor is elected and qualified or until there is a decrease in the number of directors.

Our Bylaws provide that directors are generally elected by a majority of the votes cast. However, in any contested election in which the number of director nominees exceeds the number of open seats as a result of stockholder nominations made in compliance with the Bylaws, directors are elected by a plurality of the votes cast, meaning that the nominees receiving the highest number of votes are elected, regardless of whether they receive a majority of the votes cast.

As discussed below, we believe that each of our director nominees possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees were nominated because each is of high ethical character, is highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with our image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Each director nominee’s principal occupation and other pertinent information about such director’s particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages. There are no family relationships between any of our directors or executive officers.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees at the Annual Meeting:

Name	Age	Position(s) Held With Applied Digital Corporation	Period of Service
Wes Cummins	49	Chief Executive Officer and Chairman of the Board	Director from February 2007 to December 2020 and March 2021 to Present, sole officer from March 2012 to December 2020 and CEO, Secretary from March 2021 to November 2024
Ella Benson	41	Director	May 2024 to Present
Chuck Hastings	48	Director	April 2021 to Present
Rachel Lee	42	Director	February 2024 to Present
Douglas Miller	69	Director	April 2021 to Present
Richard Nottenburg	72	Director	June 2021 to Present

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Wes Cummins

Mr. Cummins has served as a member of our Board from 2007 until 2020 and from March 11, 2021 through the present. During that time, Mr. Cummins also served in various executive officer positions and he is currently serving as our chairman of the Board and Chief Executive Officer. Mr. Cummins is also the founder and CEO of 272 Capital LP (“272 Capital”). Since December 2025, Mr. Cummins has served as the Chief Executive Officer and Chairman of the board of directors of Base Electron Corporation, an independent power producer formed to develop and operate dedicated power generation infrastructure for high-density AI data center campuses (“Base Electron”). Prior to founding 272 Capital in 2020, Mr. Cummins served as president of B. Riley & Co. from 2002 to 2011. Mr. Cummins also serves as Chairman of the Board of ChronoScale Holdings Corporation (NASDAQ: CHRN), a cloud computing company owned primarily by the Company (“ChronoScale”). Mr. Cummins further serves as a member of the board of Sequans Communications S.A. (NYSE: SQNS), a fabless designer, developer and supplier of cellular semiconductor solutions for massive, broadband and critical Internet of Things (IoT) markets. Mr. Cummins also served on the board of Vishay Precision Group, Inc. (NYSE: VPG) from July 2017 to June 2024. He holds a BSBA from Washington University in St. Louis where he majored in finance and accounting. We believe Mr. Cummins is qualified to serve on our Board because of his business and leadership experience, and as a result of having served as a director of the Company since we started our operating business.

Ella Benson

Ms. Benson has served as a member of the Board since May 2024 and is also the Chairperson of the Nominating and Corporate Governance Committee and the Base Electron Related Party Transactions Committee. Ms. Benson brings over a decade of experience in financial services and serves on the board of directors at Oasis Management Co., Ltd. (“Oasis”). She has substantial experience working with public companies undergoing strategic transitions. Ms. Benson also serves on the board of directors of ChronoScale Corporation and as a member of its Audit Committee and Chairperson of its Nominating and Corporate Governance Committee. Ms. Benson served on the board of directors of Stratus Properties (NASDAQ: STRS) from 2017 to 2020. Prior to joining Oasis in 2013, Ms. Benson was an analyst at GAM, an independent asset management firm, from 2009 to 2013. Ms. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin. We believe Ms. Benson is qualified to serve on our Board because of her substantial experience working with public companies undergoing strategic transitions.

Chuck Hastings

Mr. Hastings has served as a member of the Board since April 2021 and is also the Chairperson of the ChronoScale Related Party Transactions Committee. Mr. Hastings served as CEO of B. Riley Wealth Management (“B. Riley”) from August 2020 to July 2023 and as Chairman of B. Riley from July 2023 to March 2025. Mr. Hastings joined B. Riley Financial in 2013 as a portfolio manager and became Director of Strategic Initiatives at B. Riley in 2018 and President in 2019. Prior to joining B. Riley, Mr. Hastings served as Portfolio Manager at Tri Cap LLC and was Head Trader at GPS Partners, a Los Angeles-based hedge fund, where he managed all aspects of trading and process including price and liquidity discovery and trade execution from 2005 to 2009. Earlier in his career, Mr. Hastings served as a convertible bond trader at Morgan Stanley in New York. Mr. Hastings also serves as a member of the board of directors at IQvestment Holdings. Mr. Hastings holds a B.A. in political science from Princeton University. We believe Mr. Hastings is qualified to serve on our Board because he is a recognized leader in the financial industry with more than two decades of global financial and business expertise.

Rachel Lee

Ms. Lee has served as a member of the Board since February 2024 and is also a member of the ChronoScale Related Party Transactions Committee. Ms. Lee currently serves on the Boards of Directors of Bank of Hope (NASDAQ: HOPE) and Xponential Fitness (NYSE: XPOF). Her prior board experience includes Cooper’s Hawk Winery and Restaurants, Floor and Decor (NYSE: FND), and Insight Global, among others. Previously, Ms. Lee was a Partner and the Head of the Consumer Private Equity practice at Ares Management Corporation (NYSE: ARES) from 2008 to 2022. In her role as the Head of Consumer Private Equity, she oversaw strategy and deal execution across the full investment lifecycle. From 2006 to 2008, she worked in the investment banking division at J.P. Morgan. Ms. Lee holds a B.S. in Corporate Finance and a B.S. in Accounting from the University of Southern California. We believe Ms. Lee is qualified to serve on our Board because of her finance and investment experience and board experience at growth-focused and publicly traded companies.

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Douglas Miller

Mr. Miller has served as a member of the Board since April 2021 and is also the Chairperson of the Audit Committee and a member of the ChronoScale Related Party Transactions Committee. Mr. Miller has served as a member of the board of directors of ChronoScale from May 2026 to the present, and currently serves as a member of its Compensation Committee and Nominating and Corporate Governance Committee, Telenav, Inc. (NASDAQ: TNAV) from July 2015 to February 2021, CareDx, Inc. (NASDAQ: CDNA) from July 2016 to May 2017, and Procera Networks, Inc. (NASDAQ: PKT) from May 2013 to June 2015. He has chaired the Audit Committee for each of Telenav, Inc., CareDx, Inc. and Procera Networks, Inc., and has also served as a Lead Independent Director and as chair or committee member on Compensation, Nominating and Corporate Governance and Special committees. Prior to his roles as board member, Mr. Miller served as senior vice president, chief financial officer and treasurer of Telenav, Inc., a wireless application developer specializing in personalized navigation services, from 2006 to 2012. From 2005 to 2006, Mr. Miller served as vice president and chief financial officer of Longboard, Inc., a privately held provider of telecommunications software. Prior to that, from 1998 to 2005, Mr. Miller held various management positions, including senior vice president of finance and chief financial officer, at Synplicity, Inc., a publicly traded electronic design automation company. Mr. Miller also served as chief financial officer of 3DLabs, Inc., a publicly held graphics semiconductor company, and as an audit partner at Ernst & Young LLP, a professional services organization. Mr. Miller is a certified public accountant (later inactive, currently not renewed). He holds a B.S.C. in Accounting from Santa Clara University. We believe Mr. Miller is qualified to serve on our Board because of his board experience at publicly traded companies and his finance and accounting experience.

Richard Nottenburg

Dr. Nottenburg has served as a member of the Board since June 2021 and is also the Chairperson of the Compensation Committee. Dr. Nottenburg has served as a member of the board of directors of ChronoScale from May 2026 to present and currently serves as the Chair of its Compensation Committee. Dr. Nottenburg is Executive Chairman of NxBeam Inc., which designs and builds leading proprietary mmWave ICs and radio products to power the next generation of satellite and terrestrial communication networks. Dr. Nottenburg also currently serves as a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a leading developer and provider of 5G and 4G chips and modules for massive, broadband and critical IoT applications where he serves on both the audit and compensation committees. Previously, Dr. Nottenburg served on the board of directors of Verint Systems Inc. (NASDAQ: VRNT), a customer engagement company from February 2013 to November 2025. Dr. Nottenburg also served as President and Chief Executive Officer, and as a member of the board of directors of Sonus Networks, Inc. from 2008 through 2010. From 2004 until 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg holds a BSEE from New York University - Polytechnic School of Engineering, a master’s degree in electrical engineering from Colorado State University, and a PhD in electrical engineering from Ecole Polytechnique Fédérale de Lausanne. We believe Dr. Nottenburg is qualified to serve on our Board because of his industry expertise and board experience at publicly traded companies.

Required Vote

In accordance with our Bylaws, Nevada law and the Nasdaq Listing Rules, directors are generally elected by a majority of the votes cast. As a result, in an uncontested election, abstentions and broker non-votes, if any, will not affect the outcome of this proposal. However, in any contested election in which the number of director nominees exceeds the number of open seats as a result of stockholder nominations made in compliance with the Bylaws, directors are elected by a plurality of the votes cast, meaning that the nominees receiving the highest number of votes are elected, regardless of whether they receive a majority of the votes cast. As a result, in a contested election, withheld votes and broker non-votes, if any, will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines on December 10, 2021, which pertain to our Board’s role within the Company and its composition, Board meetings, Board committees, performance evaluation of directors and officers, and Company-wide communication. Specific guidelines include the following:

●	A majority of the directors on the Board should be “independent directors” consistent with definitional guidance provided by the Nasdaq Listing Rules;
●	The Board has three committees as mandated by the Nasdaq Listing Rules-an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee;
●	Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall be “independent” under the Nasdaq Listing Rules and shall be otherwise qualified for membership in accordance with the relevant committee’s charter;
●	The Board selects director nominees to stand for election and re-election by the Company’s stockholders and may also fill Board vacancies and newly created directorships upon recommendations from the Nominating and Corporate Governance Committee;
●	The Board evaluates each candidate in the context of Board composition as a whole, and seeks to align Board composition with the Company’s strategic needs while considering relevant industry and business experience, leadership and director experience, and diversity;
●	The roles of the Chair and Chief Executive Officer may be held by separate individuals or may be held by the same individual, and if the serving Chair does not qualify as independent, the independent directors shall select from among themselves a Lead Independent Director;
●	Each director must obtain Board approval prior to taking on any significant additional commitment, including, but not limited to, service on the board of directors of another for-profit company;
●	All directors may only serve on three other public company boards (four public company boards in total);
●	A director who experiences a significant change in his or her principal business, professional position, employment or responsibility shall offer his or her resignation from the Board;
●	Each director is expected to disclose any existing or proposed relationships or transactions that involve or could give rise to a conflict of interest, and shall accordingly recuse himself or herself from Board discussions if requested to do so;
●	Directors have an affirmative duty to protect and hold confidential all non-public information (whether or not material to the Company) entrusted to or obtained by a director by reason of his or her position as a director of the Company;
●	Four Board meetings are calendared in advance for each year, with additional regular or special meetings held as circumstances warrant as determined by the Chair in consultation with the Lead Independent Director (if any), the Chief Executive Officer and, as appropriate, the members of the Board;
●	Directors who attend fewer than 75% of regular and special meetings combined will be contacted by the Chair (or Lead Independent Director, if any) to discuss the circumstances and whether continued Board service is appropriate;
●	Each regular meeting of the Board shall include an executive session at which no employee directors or other employees are present, presided over by the Chair; if an independent director, or, in the absence of an independent Chair, the Lead Independent Director;
●	The Board evaluates its performance and the performance of its committees on an annual basis through an evaluation process administered by the Nominating and Corporate Governance Committee;
●	The Compensation Committee determines the criteria by which the Chief Executive Officer is evaluated and conducts a review, at least annually, of the performance of the Chief Executive Officer;
●	The Nominating and Corporate Governance Committee reports to the Board periodically on executive officer succession planning and leadership development processes;
●	As a general matter, the Chief Executive Officer (and senior executives to whom the Chief Executive Officer further delegates) has authority to speak for the Company on most matters related to Company performance, operations and strategy; and
●	Stockholders shall have reasonable access to directors at annual meetings of stockholders and an opportunity to communicate directly with directors on appropriate matters.

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Certain of these guidelines are discussed in greater detail below.

Board Leadership Structure

Subject to the Corporate Governance Guidelines as described above, the Board has not adopted a formal policy regarding the need to separate or combine the offices of Chair of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, Wes Cummins serves as the Company’s Chief Executive Officer and Chair of the Board.

In order to facilitate and strengthen the Board’s independent oversight of the Company’s performance, strategy and succession planning and to uphold effective governance standards, the Board has established the role of a Lead Independent Director. Our current Chair, Mr. Cummins, is not “independent” under the Nasdaq Listing Standards. Our Lead Independent Director provides leadership to the Board if circumstances arise in which the role of chief executive officer and chairperson of our Board may be, or may be perceived to be, in conflict, and perform such additional duties as our Board may otherwise determine and delegate. Mr. Miller currently serves as the Company’s Lead Independent Director.

The Lead Independent Director’s duties include:

●	chairing Board meetings in the absence of the Chair;
●	convening and leading executive sessions of the Board (and may exclude any non-independent director and/or the Chief Executive Officer from such sessions);
●	serving as a liaison between the Chair and the independent directors;
●	being available for consultation and direct communication with major stockholders as directed by the Board; and
●	performing such other duties and responsibilities as requested by the Board.

We believe this leadership structure is most appropriate for us because we believe having the Chief Executive Officer serve as Chair fosters an alignment of various Company leadership duties. Additionally, we believe that having the person most familiar with all aspects of day-to-day operations leading the Board enhances accountability and effectiveness.

Board of Directors Composition

Each year, our Nominating and Corporate Governance Committee will review, with the Board, the appropriate characteristics, skills, and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates, our Nominating and Corporate Governance Committee will consider factors including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments, and diversity. While we have no formal policy regarding board diversity for our Board as a whole nor for each individual member, the Nominating and Corporate Governance Committee does consider such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

Board of Director Meetings

Our Board met fourteen (14) times in fiscal year 2026. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings. All members of the Board, however, attended our 2025 annual meeting of stockholders.

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Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the Nasdaq Listing Rules, independent directors must comprise a majority of our Board. In addition, the Nasdaq Listing Rules require that all the members of the Audit Committee and Compensation Committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members must also satisfy the independence criteria established by the Nasdaq Listing Rules in accordance with Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has reviewed its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Ms. Benson, Mr. Hastings, Ms. Lee, Mr. Miller and Dr. Nottenburg do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules and the SEC.

Our Board has appointed Mr. Miller as our Lead Independent Director. Our Lead Independent Director is expected to provide leadership to our Board if circumstances arise in which the role of chief executive officer and chairperson of our Board may be, or may be perceived to be, in conflict, and perform such additional duties as our Board may otherwise determine and delegate.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a ChronoScale Related Party Transactions Committee and a Base Electron Related Party Transactions Committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates under a written charter approved by our Board that satisfies the applicable rules of the SEC and Nasdaq Listing Rules Copies of each committee’s charter are posted in the Investors section of our website. Membership of each committee is shown in the following table.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	ChronoScale Related Party Transactions Committee	Base Electron Related Party Transactions Committee
Ella Benson			▲		▲
Wes Cummins
Chuck Hastings	●		●	▲
Rachel Lee		●	●	●
Douglas Miller	▲	●			●
Richard Nottenburg	●	▲	●

▲ Chair ● Member

Audit Committee

Our Audit Committee is comprised of Mr. Miller, Mr. Hastings and Dr. Nottenburg. Mr. Miller is the chairperson of our Audit Committee. Each Audit Committee member meets the requirements for independence under the current Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Mr. Miller qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board. Each member of our Audit Committee is financially literate. Our Audit Committee is directly responsible for, among other things:

●	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
●	ensuring the independence of the independent registered public accounting firm;

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●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●	considering the adequacy of our internal controls and internal audit function;
●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;
●	reviewing and overseeing our policies related to compliance risks;
●	reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates pursuant to a charter that is available in the Investors section of our website: www.applieddigital.com. Our Audit Committee met eleven (11) times in fiscal 2026.

Compensation Committee

Our Compensation Committee is comprised of Dr. Nottenburg, Ms. Lee, and Mr. Miller. Dr. Nottenburg is the chairperson of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Listing Rules. Each member of this committee is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending that our Board approve, the compensation and the terms of any compensatory agreements of our chief executive officer and our executive officers;
●	reviewing and recommending to our Board the compensation of our non-employee directors;
●	administering our stock and equity incentive plans;
●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
●	establishing our overall compensation philosophy.

Our Compensation Committee operates pursuant to a charter that is available on the Investors section of our website: www.applieddigital.com. Our Compensation Committee met twenty-one (21) times in fiscal 2026.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or formerly was an employee or officer of the Company. Other than 200,000 unvested restricted stock awards (“RSAs”) held by Dr. Nottenburg that were accelerated effective as of the consummation of the Business Combination (as defined below), none of the members of the Compensation Committee had a related person transaction with the Company that required disclosure. In addition, during 2026, none of our executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of the Compensation Committee (or other board committee performing equivalent functions).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Ms. Benson, Ms. Lee, Dr. Nottenburg, and Mr. Hastings. Ms. Benson is the chairperson of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq Listing Rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying and recommending candidates for membership on our Board;
●	recommending directors to serve on board committees;

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●	reviewing and recommending our corporate governance guidelines and policies;
●	reviewing succession plans for senior management positions, including the Chief Executive Officer;
●	reviewing proposed waivers of the Code of Conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);
●	evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and
●	advising our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee operates pursuant to a charter that is available on the Investors section of our website: www.applieddigital.com. Our Nominating and Corporate Governance Committee met three (3) times in fiscal year 2026.

ChronoScale Related Party Transactions Committee

On April 29, 2026, our Board created the ChronoScale Related Party Transactions Committee, which is comprised of Mr. Hastings and Ms. Lee, with Mr. Hastings serving as Chairperson. Each member of the ChronoScale Related Party Transactions Committee meets the requirements for independence under the Nasdaq Listing Rules and qualifies as a “disinterested director” under NRS §78.140. The ChronoScale Related Party Transactions Committee is responsible for, among other things:

●	reviewing, evaluating, and approving or ratifying related party transactions with ChronoScale in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
●	overseeing the Company’s policies and procedures with respect to such related party transactions, including the Company’s compliance with the Related Party Transactions Policy and with applicable legal and regulatory requirements, including disclosure obligations under applicable listing and securities laws and regulations; transactions are conducted on terms that are fair to, and in the best interests of, the Company, in each case in accordance with applicable law and the rules and regulations of any securities exchange on which the Company’s securities are listed;
●	exercising such other powers and authority as are set forth in a charter of the ChronoScale Related Party Transactions Committee; and
●	exercising such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

Base Electron Related Party Transactions Committee

On April 29, 2026, our Board created the Base Electron Related Party Transactions Committee, which is comprised of Ms. Benson and Mr. Miller, with Ms. Benson serving as Chairperson. Each member of the Base Electron Related Party Transactions Committee meets the requirements for independence under the Nasdaq Listing Rules and qualifies as a “disinterested director” under NRS §78.140. The Base Electron Related Party Transactions Committee is responsible for, among other things:

●	reviewing, evaluating, and approving or ratifying related party transactions with Base Electron Corporation (“Base Electron”) in which the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
●	overseeing the Company’s policies and procedures with respect to such related party transactions, including the Company’s compliance with the Related Party Transactions Policy and with applicable legal and regulatory requirements, including disclosure obligations under applicable listing and securities laws and regulations; transactions are conducted on terms that are fair to, and in the best interests of, the Company, in each case in accordance with applicable law and the rules and regulations of any securities exchange on which the Company’s securities are listed;
●	exercising such other powers and authority as are set forth in a charter of the Base Electron Related Party Transactions Committee; and
●	exercising such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

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Board and Committee Self-Evaluation and Refreshment

Our Board conducts annual self-evaluations to assess the effectiveness of the Board and its Committees. These annual self-evaluations are overseen by the Nominating and Corporate Governance Committee and are designed to enhance the overall effectiveness of the Board and each Committee and identify areas of potential improvement. They include written questionnaires that solicit feedback from the Board and Committee members on a range of topics, including the Committees’ roles, structure and composition; the extent to which the mix of skills, experience and other attributes of the individual directors is appropriate for the Board and each Committee; the scope of duties delegated to the Committees, including the allocation of risk assessment between the Board and its Committees; interaction with management; information and resources; the adequacy of open lines of communication between directors and members of management; the Board and Committee meeting process and dynamics; and follow-through on recommendations developed during the evaluation process.

Following the annual self-assessments, the Nominating and Corporate Governance Committee discusses areas for potential improvement with the Board and/or relevant Committees and, if necessary, identifies steps required to implement these improvements. Director suggestions for improvements to the evaluation questionnaires and process are considered for incorporation for the following year. As part of the Nominating and Corporate Governance Committee’s discussion and evaluation of areas for improvement, board refreshment, including the commitment to have a balanced Board with diversity of skills and experience, is a topic that is considered.

The Nominating and Corporate Governance Committee and the Board regularly review Board composition to consider succession related factors, skill sets, diversity and balance. The Company is committed to seeking diversity and balance on our Board with directors of race, gender, geography, thoughts, viewpoints, backgrounds, skills, experience and expertise. In conducting each of these director searches, our Nominating and Corporate Governance Committee considered the leadership, technical skills and operational experience that we believed would address the Board’s then current needs.

The Nominating and Corporate Governance Committee and the Board review annually succession planning for the Company’s executive officers and develop and review succession planning for Board members, including succession planning for the Chair of the Board and/or the Lead Independent Director.

Environmental, Social and Governance

We are firmly committed to sustainable leadership by integrating sustainability into how we do business. Our responsible practices, policies and programs reflect our commitment to making a positive impact.

Environmental

The Company prioritizes the environment, which is reflected in various stages of its operations, as described below. The Company has located several of its data centers near renewable power assets such as wind farms to help the power owners monetize their “stranded” power, which consists of energy that is produced but not utilized due to constraints on delivering the energy to areas that might demand it. Accordingly, the Company’s location near wind farms may spur local economies and prevent such wind farms from having to reduce output. For instance, the Company operates several projects in North Dakota because there is a surplus of stranded power. North Dakota is one of the largest wind producing states in the United States, housing more than 2,000 turbines throughout the state. In addition to the availability of stranded power directly associated with wind farms, North Dakota has previously committed to becoming carbon neutral by 2030, which makes the location ideal for the Company’s infrastructure. Additionally, the Company is capable of scaling services based on power production, ramping up or down our load on the grid, providing demand to the wind farm operators with no material interruption to their product or end-users, which has little negative impact on grid stability or congestion.

In order to reduce waste from the disposal of the foam protecting hosting equipment during transport, the Company utilizes foam densifier machines on site to melt the foam packaging, reducing the foam’s volume by 98%. The Company’s sites use very little water. There are no large amounts of chemicals on site that would risk the surrounding population. The transformers on site use specialized biodegradable and non-explosive fluids. Generally, the site does not emit exhaust into the air. There is no risk of chemical spills, and an overall low risk of any pollution. The Company’s focus on renewable energy and partnerships with local governments, communities and utilities represent the Company’s commitment to reducing carbon emissions and driving the adoption of renewable power as an environmentally conscientious business leader in the HPC digital infrastructure sector.

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Social

The Company seeks areas in which its digital infrastructure buildout would effect positive change and serve communities, many of which are rural. Specifically, the Company aims to bolster local governments in their promotion of renewable power production and to provide residents of these areas with higher income career opportunities.

In furtherance of these aims, the Company visits every proposed location to meet its residents, at times through town-hall forums, and identifies community needs prior to starting projects. The Company also hires local contractors and vendors for the construction of projects, aiming to help improve the employment rate of these local communities and in turn provides demand for other products and services generated by the local community. Because there is a limited talent pool for next-generation data center operators, the Company develops the local workforce by using a digital learning system regarding the use of equipment in the Company’s business and provides on-the-job training for entry level positions.

Governance

The Company seeks to have strong corporate governance, including a management team highly aligned with stockholders and a diverse Board of Directors. Named Executive Officers and directors of the Company own approximately 9.5% of the Company’s outstanding common stock. Five of the six (6) nominees for director are independent, and two (2) of the six (6) nominees are female, one of whom is a minority.

Stockholder Nominations for Directorships

All stockholder recommendations for director candidates for the Company’s 2027 annual meeting of stockholders must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our Bylaws.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and address risks inherent in their respective areas. The Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. Our Audit Committee also reviews matters relating to compliance, cybersecurity, and security and reports to our Board regarding such matters. The Compensation Committee reviews risks and exposures associated with compensation plans and programs. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Our Board is responsible for the oversight of cybersecurity risk management. The Board delegates oversight of the cybersecurity risk management program to the Audit Committee. The management of the program is the responsibility of our Risk Management Committee, comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel. The Risk Management Committee generally provides quarterly updates to the Audit Committee on our cybersecurity risk management program, including updates on (1) any critical cybersecurity risks; (2) ongoing cybersecurity initiatives and strategies; (3) applicable regulatory requirements; and (4) industry standards. The Risk Management Committee also notifies the Board of any significant/and/or material cybersecurity incidents (suspected or actual) and provides updates on the incidents as well as cybersecurity risk mitigation activities as appropriate.

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Stockholder Communications

Stockholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our corporate office located at 3811 Turtle Creek Blvd, Suite 2100, Dallas, Texas 75219. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of our common stock. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (1) the purchase or sale of products or services, (2) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (3) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to our business.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, officers, and directors. The full text of our Code of Conduct is posted on the Investors section of our website: www.applieddigital.com. We intend to disclose future amendments to certain provisions of our Code of Conduct, or waivers of these provisions, on our website or in public filings.

Insider Trading Policy

We have an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, and employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on July 29, 2026.

Anti-Hedging Policy

Under the terms of our Insider Trading Policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those transactions that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership. Such transactions include, among others, zero-cost collars and forward sale contracts.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with the exception of a late Form 4 filed on February 27, 2026, by Laura Laltrello, the Company’s Chief Operating Officer, with a reporting transaction triggering event of January 6, 2026, none of its directors, executive officers or persons who beneficially own more than 10% of the common stock failed to comply with Section 16(a) reporting requirements during the fiscal year ended May 31, 2026.

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EXECUTIVE OFFICERS

Our executive officers and their ages as of the date of this filing are set forth below. Our executive officers are elected by, and serve at the discretion of, our Board.

Name	Age	Position(s) Held With Applied Digital Corporation	Period of Service
Wes Cummins	49	Chief Executive Officer and Chairman of the Board	Director from February 2007 to December 2020 and March 2021 to Present; sole officer from March 2012 to December 2020 and CEO from March 2021 to Present
Jason Zhang	34	President and Co-Founder	Director from April 2022 to November 2022; Co-Founder and Chief Strategy Officer from August 2025 to January 2026; President and Co-Founder from January 2026 to Present
Saidal Mohmand	36	Chief Financial Officer	Chief Financial Officer from October 2024 to Present; former Executive Vice President of Finance from September 2021 to October 2024
Laura Laltrello	53	Chief Operating Officer	Chief Operating Officer from January 2025 to Present

Wes Cummins

Biographical information with respect to Mr. Cummins is set forth above under “Proposal 1 - Election of Directors.”

Jason Zhang

Mr. Zhang is a co-founder of the Company and was promoted to President and Co-Founder on January 15, 2026. Mr. Zhang previously served as Co-Founder and Chief Strategy Officer of the Company beginning August 1, 2025. In addition, Mr. Zhang served as a Director of the Company from April 2022 to November 2022. Since January 2026, Mr. Zhang has served as the President, Secretary and a member of the board of directors of Base Electron. Prior to co-founding the Company in 2021, in 2019 Mr. Zhang founded Valuefinder, a firm that advises and invests in technology companies. From 2017 to 2019, Mr. Zhang was an investment analyst at Sequoia Capital focusing on AI, blockchain, digital infrastructure, enterprise software, consumer products and hardware. From 2015 to 2017, Mr. Zhang analyzed investments at MSD Capital, Michael Dell’s family office. Mr. Zhang has a Bachelor of Arts in Economics from Harvard University.

Saidal Mohmand

Mr. Mohmand is the Chief Financial Officer of the Company. He joined the Company in 2021 and served in the role of Executive Vice President of Finance until October 2024, when he was appointed to the role of Chief Financial Officer. Mr. Mohmand has helped lead the Company’s financial strategy and growth since joining in 2021 and since his appointment to the role of Chief Financial Officer has played a key role in capital raising, strategic financing, and supporting the expansion of the Company. In addition to his roles at the Company, Mr. Mohmand has held senior investment research roles at 272 Capital from July 2020 to August 2021 and again beginning in February 2024, B. Riley Asset Management from August 2021 to February 2024, and GrizzlyRock Capital from December 2013 to June 2020, bringing deep expertise in technology investing and capital markets. Mr. Mohmand holds a BBA in Finance and Accounting from Western Michigan University.

Laura Laltrello

Ms. Laltrello has served as our Chief Operating Officer since January 6, 2025. Prior to joining the Company, from December 2020 to December 2024, Ms. Laltrello worked for Honeywell International, a Fortune 500 company that invents and manufactures technologies to address tough challenges linked to global macrotrends such as safety, security, and energy. In her tenure at Honeywell, she held three different roles: NA VP and GM of Building Automation Services, VP and GM of Global Building Automation Projects and VP and GM of Global Building Automation Services. As the GM, she owned all aspects of the business including P&L, execution and customer relationship responsibilities. Prior to Honeywell, Ms. Laltrello held various roles at Lenovo Group Limited from May 2005 to December 2020, including Vice President, General Manager Global DataCenter Services from May 2016 to December 2020. Ms. Laltrello brings over thirty years’ experience in corporate roles. Ms. Laltrello holds a Bachelor of Applied Science degree in Applied Mathematics: Operations Research and a minor in Economics from Clemson University and completed the Executive Leadership Program at the International Institute for Management Development.

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EXECUTIVE COMPENSATION

Letter from the Compensation Committee

To our fellow stockholders, on behalf of the Compensation Committee:

As the Compensation Committee of the Board of Directors of Applied Digital Corporation, our responsibility is to attract, motivate and retain a leadership team capable of building the AI infrastructure that our customers, as well as the broader digital economy, are counting on. Applied Digital is not the same company it was three years ago. We have evolved from a legacy digital asset business into a developer, owner and operator of large-scale, proprietary high-performance AI factory campuses. We are executing that transformation in one of the most competitive talent markets we have ever seen. The talent pool for executive leadership is particularly scarce with strong demand for rarefied talent coming from the entire AI ecosystem. Designing executive incentives that will continue to support the opportunity in front of the Company and align our leaders’ pay outcomes with outsized stockholder returns requires rigorous judgment and discipline. We hold ourselves on the Committee to the same high standard we hold our executives, which requires us to explain that judgment and our decisions to you clearly.

Fiscal Year 2026 was a defining year for the Company, and that is an essential backdrop to the decisions described in the Compensation Discussion & Analysis that follows this letter. The efforts of our most senior leaders in Fiscal Year 2026 drove the pace and trajectory of our strategic transformation. We ended the fiscal year with approximately $36 billion in contracted revenue over the lease terms, and 1.41GW of contracted critical IT load, nearly 80% of which has investment grade support. A key focus of our Committee’s work during Fiscal Year 2026 was how best to retain and incentivize our leadership to deliver against these commitments over the next five years, as their continued strong execution is fundamental to our long-term success and delivery of further value creation to our stockholders. The Committee, in consultation with our Board of Directors and an outside independent compensation consultant, undertook a deliberative design process spanning four months and twelve meetings, during which we assessed whether existing unvested equity holdings and the continued use of more typical annual grants would provide sufficient incentive and retention power relative to the ambition of our strategic plan and the criticality of our executives to that plan’s execution, among other considerations. In the Committee’s view, Mr. Cummins, Mr. Zhang and Mr. Mohmand had insufficient unvested equity incentives to effectively retain them relative to market norms and align their incentives with the creation of sustained, long-term stockholder value. With Messrs. Cummins and Mohmand in particular, the Committee was mindful that they may be fully vested in their outstanding equity awards as of the fall of 2027.

The nature of our business cycle was also a key consideration, as the path to reaching stabilized revenue for a project is typically four to five years, far longer than an annual or even a typical multi-year performance period can capture. This work led us to conclude that utilizing a five-year performance and vesting horizon would effectively incentivize executives’ success in achieving revenue stabilization and outsized stockholder returns, and retain them, over this critical time-period. Accordingly, we granted multi-year restricted stock units (RSUs) and performance stock units (PSUs). We have historically more heavily weighted equity awards towards performance-based compensation, which with the grant of the multi-year awards, now achieve a 25/75 RSU to PSU ratio for awards to Mr. Cummins. The multi-year awards granted to Messrs. Zhang and Mohmand have the same 25/75 RSU to PSU ratio. These awards are intended to be the sole equity awards these executives will receive from the Company for the five-year period following their respective grant dates.

The RSU component of the awards approximates the median equity award opportunity among our compensation peer group when annualized over the five-year vesting period, despite the fact that our performance sits at the top end of that peer group. This component provides a meaningful retention and motivation incentive while directly aligning our executives’ pay outcomes with stockholders’ long-term horizon. The larger PSU awards provide the primary incentive that will only be earned and realized if these executives capture the full scope of our strategic opportunity and deliver further extraordinary results for the Company, and, by extension, to our stockholders.

Each executive’s goals are distinct but synergistic and interdependent. Specifically, our President, Jason Zhang, is primarily responsible for driving contracted revenue and “ready for service” delivery; his PSU performance hurdles are evenly split between contracted revenue and ready for service delivery. Our Chief Financial Officer, Saidal Mohmand, is measured on net operating income; his PSU performance hurdles are split into two equal net operating income hurdles. Our Chief Executive Officer, Wes Cummins, is primarily responsible for driving stockholder value; his PSU performance metrics are three distinct share price hurdles, which are interdependent on the success underlying the PSU awards for Messrs. Zhang and Mohmand.

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To ensure the PSU performance goals were calibrated appropriately for each executive, we considered a number of factors and inputs. We reviewed the level of ambition contemplated by our long-term strategic plan and took into account detailed financial modeling to assess potential future Company valuations under various performance scenarios that met or exceeded those ambitions. The Committee also reviewed an analysis prepared for the Company’s Board of Directors by Lucid Capital Markets which contained a stock pricing analysis in setting the hurdle amounts for Mr. Cummins’ multi-year PSU award. We benchmarked special and founder grants made by comparable companies across digital asset infrastructure, AI infrastructure and high-growth technology industries. We then set the performance hurdles to be ambitious relative to those used in front-loaded programs, observed industry stock price CAGRs, and the outcomes our long-term strategic plan requires. To further enhance long-term alignment, the PSUs also include a two-year post-vesting holding requirement before they can be sold or otherwise transferred. Full details regarding the Committee’s analysis and process are set forth in the Compensation Discussion & Analysis.

Another key priority for our Committee during Fiscal Year 2026 was ensuring we fulfilled our role as stewards for you, our stockholders. We took seriously the fact that our say-on-pay proposal received only 52.6% support at our 2025 Annual Meeting, well below the level of support we strive to earn and that you deserve from this Committee. Over the past year, we conducted an extensive off-season stockholder engagement program, reaching out to holders of approximately 36% of our outstanding shares, all of whom voted against say-on-pay in 2025. Our Committee Chair, Richard Nottenburg, led conversations with these investors, and across these conversations we heard a consistent theme. Our limited disclosure explaining our compensation philosophy, compensation decision process, rationale around our use of time-based and performance-based equity incentives, and information regarding the performance objectives underpinning the equity awards program challenged investors’ ability to assess the size of awards for our CEO and other NEOs. In addition, given stockholders’ limited acceptance of our requests to engage, we also carefully reviewed third-party proxy advisors’ research reports, which were critical of our non-formulaic approach to determining annual bonus award achievement and noted our lack of stock ownership guidelines.

In response to stockholder feedback and third-party proxy advisors’ research, we took the following actions:

●	Annual Bonus Program Redesign. While our discretionary program served us well through a period of rapid and at times unpredictable strategic change, our business has matured and proxy advisors’ criticisms were unambiguous. For Fiscal Year 2027, the Committee has adopted a formulaic annual incentive program funded based on objective Company financial performance, measured against pre-established adjusted cash EBITDA goals. To preserve differentiation where it is warranted, individual performance may modify a participant’s final payout by up to 25% in either direction, provided that aggregate payouts may not exceed the funded level of the bonus pool. Further, following the conclusion of the performance period, we commit to disclose the goals established under this program, together with our actual performance and resulting payout, in next year’s proxy statement. In addition to making our annual bonus formulaic, this change also clearly delineates what the Committee measures over one year and what it measures over five years. Annual performance is now measured on annual financial results. Long-term performance will be recognized under the multi-year PSUs via share price appreciation, investment-grade hyperscaler contracting, and ready for service, and segment net operating income metrics. Each metric now sits in an award program aligned with its time horizon.

●	Expanded Disclosure. In this year’s proxy we have provided expanded disclosure in the Compensation Discussion & Analysis setting out our compensation philosophy, decision-making process and rationale for awarding longer-term time-based equity awards. We have also provided details regarding the performance hurdles underlying our NEOs’ outstanding multi-year equity awards and the basis on which the Committee determined those goals to be challenging. The underlying principle of our compensation philosophy is to primarily provide at-risk compensation that aligns executives’ interests with stockholders’ and delivers pay outcomes consistent with our performance. We use RSU awards to ensure NEOs’ retention and motivation across business cycles and market conditions, and PSU awards to incentivize and reward our NEOs when and if they outperform our internal plan and market expectations. Accordingly, the multi-year awards granted in Fiscal Year 2026 had a 25/75 RSU to PSU ratio and aligned our NEO pay outcomes with outsized stockholder returns. Finally, we have also detailed the performance considerations that determined NEOs’ Fiscal Year 2026 bonus payouts to provide greater transparency regarding our discretionary bonus determination process.

●	Stock Ownership Guidelines. We also adopted stock ownership guidelines for executive officers and directors to further reinforce our expectation of sustained equity ownership across our leadership team and Board of Directors.

We believe the decisions resulting in the compensation program described in the following pages recognize and address the constructive feedback we received and are appropriate for the Company and its stockholders at this point in its evolution. We believe the changes that we implemented will make our program more measurable, more transparent and more directly aligned with the way you evaluate us. Thank you for your investment in Applied Digital and for your continued engagement with us.

Sincerely,

The Compensation Committee of the Board of Directors of Applied Digital Corporation

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, process, components, and additional aspects of our Fiscal Year 2026 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our named executive officers (“NEOs”). The following executive officers were the Company’s NEOs for the Fiscal Year ended May 31, 2026:

Named Executive Officer	Position
Wes Cummins	Chief Executive Officer (“CEO”) and Chairman of the Board
Jason Zhang(1)	President and Co-Founder
Saidal Mohmand	Chief Financial Officer (“CFO”)
Laura Laltrello	Chief Operating Officer (“COO”)

1. Mr. Zhang was promoted from Co-Founder and Chief Strategy Officer to President and Co-Founder effective January 14, 2026.

Fiscal Year 2026 Pay and Performance

Fiscal Year 2026 was a defining year for our business, marked by several critical and defining milestone achievements for our Company. We reached our first ready for service (“RFS”) delivery date, and we did so on time and on budget. We accomplished a five-fold increase in total contracted revenue. In turn, such strong Company performance drove a dramatic increase in stockholder value reflected by a nearly ten-fold increase in market capitalization from approximately $1.37 billion at the start of the fiscal year to approximately $13.61 billion as of May 31, 2026. We believe our growth speaks to the market acceptance of our proprietary data center design, our ability to deliver scalable AI factories on our lease timelines, and our emergence as a leader in the AI infrastructure space.

This performance was fueled by executing five major data center lease transactions with financially durable long-term leases, bringing our total contracted capacity to 1.41GW of contracted critical IT load and our total contracted revenue to approximately $36 billion. Much of this growth came from investment grade hyperscaler customers, nearly 80% of which have investment grade support. During Fiscal Year 2026, we also completed over $5 billion in senior secured financings in support of our projects, delivered our first artificial intelligence (“AI”) factory building to CoreWeave on time, continued the buildout of our scalable data center platform on multiple campuses in two distinct geographic regions, and successfully completed the separation of our cloud business. These accomplishments were an important consideration driving the Compensation Committee’s (the “Committee” within this CD&A) compensation outcomes for Fiscal Year 2026. In addition, the Committee considered the operational progress in the buildout of our data centers on multiple campuses within specific budget parameters and delivery dates or RFS dates.

Applied Digital is not the same company it was three years ago and the efforts of our most senior leaders in Fiscal Year 2026 drove the pace and trajectory of our strategic transformation. We have evolved from a legacy digital asset business into a developer, owner and operator of large-scale, proprietary high-performance AI factory campuses. We are executing that transformation in one of the most competitive talent markets we have ever seen. In addition, the talent pool for executive leadership is particularly scarce with strong demand for rarefied talent coming from the entire AI ecosystem. These factors provide an essential backdrop to the decisions described in this CD&A, where the Committee’s key focus in Fiscal Year 2026 was how best to retain and incentivize our leadership to deliver against these commitments over the next five years, as their continued strong execution is fundamental to our long-term success and delivery of further value creation to our stockholders. As a result, the Committee, in consultation with the Board and an outside independent compensation consultant, undertook a deliberative design process spanning four months and twelve meetings as described below, the outcome of which was the establishment of long-term compensation plans utilizing a combination of RSUs and PSUs, with a five-year performance and vesting horizon that matches the nature of our business cycle, where the path to reaching stabilized revenue for a project is typically four to five years.

Fiscal Year 2026 Performance Highlights

During Fiscal Year 2026, we signed five new leases, which increased our total contracted revenue from $7 billion to approximately $36 billion, before giving effect to any of the customer’s renewal or expansion options. This new lease activity represents a five-fold increase over the prior year in initial term contracted revenue and is underpinned by 1.41GW of contracted critical IT load, which is currently in various stages of delivery, construction and development.

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Four of these new leases were with investment grade hyperscalers. The lease for our Polaris Forge 2 campus near Harwood, North Dakota, is for an initial 200 MW of critical IT load and is expected to generate approximately $4 billion in contracted revenue over an initial 15-year lease term. We signed three separate campus leases with a single, high investment grade hyperscaler in two different regions of the country for approximately $20 billion in initial term contracted revenue, supporting 810MW of critical IT load. These new contracts for our Delta Forge 1 and Polaris Forge 3 campuses are each approximately $7.5 billion in contracted lease revenue over their 15-year initial base terms, and the contract for our Delta Forge 2 campus adds approximately $5.2 billion over its initial 15-year lease term.

In addition to signing five new leases for Fiscal Year 2026, we expanded our footprint in our Polaris Forge 1 Ellendale, North Dakota campus by signing a third lease with CoreWeave, representing $5 billion in initial term contracted revenue for 150MW of critical IT load. With the signing of the third CoreWeave lease, the total contracted lease revenue on this campus for the initial term is approximately $11 billion, supported by 400MW of critical IT load. We also restructured two of our first three CoreWeave leases with a CoreWeave affiliate having an investment grade debt rating and another of those leases with enhanced credit support during Fiscal Year 2026. We recently signed a memorandum of understanding with CoreWeave to restructure this latest, third lease to attach enhanced credit support, which we expect to implement during the last quarter of Fiscal Year 2026.

With the restructured CoreWeave leases, our total contracted power having investment grade support is nearly 80% of our total 1.41GW contracted critical IT load.

By the end of Fiscal Year 2026, we were building five multibillion-dollar AI factory campuses for three separate hyperscalers at a scale that speaks both to the quality of our platform and to the trust these customers place in our ability to execute. To support our ability to execute and prepare the Company for expansion at each of our campuses, we strengthened and fine-tuned our supply chain, hired critical personnel, and secured critical financings for our builds. We implemented a franchise model that is a standardized, highly repeatable framework for designing, building and operating our high-performance data center campuses. By replicating a core team of design, construction and operations professionals across markets, we are positioned to efficiently and economically scale purpose-built infrastructure for major AI workloads.

In mid Fiscal Year 2026, we completed our first draw under our capital partnership with Macquarie Asset Management (“MAM”). Under this partnership, MAM can invest up to $5.0 billion to fund a portion of the equity capital required for our AI factory campus builds. By the end of Fiscal Year 2026, MAM had funded approximately $1.8 billion under this arrangement.

During Fiscal Year 2026, we closed on nearly $5.0 billion in senior secured construction debt financing, consisting of numerous senior secured notes offerings and bridge facilities and an up to $550 million revolving credit facility. This revolving credit facility may be used to fund pre-lease development and construction activities, including the issuance of letters of credit to utilities to secure energy commitments.

During Fiscal Year 2026, the Company also completed the previously announced separation of its cloud business through a contribution and exchange transaction with Ekso Bionics Holdings, Inc., resulting in the creation of ChronoScale Corporation (n/k/a ChronoScale Holdings Corporation, “ChronoScale”), a platform which provides accelerated compute hardware and software for GPU-optimized AI workloads. The Company retained approximately 96% equity ownership of the new company upon closing, with the balance of the ownership held by the former Ekso Bionics Holdings, Inc. stockholders.

Fiscal Year 2026 Executive Compensation Highlights

Compensation granted in Fiscal Year 2026:

●	Base salary increases for Mr. Cummins, Mr. Mohmand and Mr. Zhang reflected the continued growth of the Company and expansion of their respective responsibilities and leadership roles, their ongoing outstanding performance and the Committee’s desire to continue to offer market-competitive salaries taking these factors into consideration. In the case of Mr. Zhang, a Company co-founder, his increase in base salary reflected his promotion from the position of Co-Founder and Chief Strategy Officer to President and Co-Founder in January 2026.

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●	Target bonus opportunities as a percentage of base salary were maintained at Fiscal Year 2025 levels for all NEOs.
●	The Committee granted multi-year RSUs and PSUs to Messrs. Cummins, Zhang and Mohmand. We have historically more heavily weighted equity awards towards performance-based compensation, and with the grant of these multi-year awards now achieve a 25/75 RSU to PSU ratio for Mr. Cummins. The multi-year awards granted to Messrs. Zhang and Mohmand have the same 25/75 RSU to PSU ratio. These multi-year awards are intended to incentivize these individuals’ performance in furtherance of sustained stockholder value creation and to secure their retention over a five-year vesting period for the RSUs, and a five-year performance period for the PSUs, or five years and approximately one month in the case of Mr. Mohmand. These awards are intended to be the sole equity awards granted by the Company to Messrs. Cummins, Zhang and Mohmand during the subsequent five-year period from the date of grant.

Annual and long-term incentives earned in Fiscal Year 2026 aligned with our performance:

●	Consistent with the Company’s extraordinary Fiscal Year 2026 performance outlined above, and in consideration of Mr. Cummins’ strong individual performance and pivotal role in the Company’s Fiscal Year 2026 achievements summarized under “Compensation Elements – Annual Cash Incentives” below, his annual cash incentive bonus was earned at 200% of target. Other NEOs’ annual cash incentives were earned at 100% of target with the exception of Mr. Zhang, whose cash incentive bonus was paid at approximately 140% of target, and Mr. Mohmand, whose cash incentive bonus was paid at approximately 57% of target given that Mr. Mohmand had already received a one-time bonus of $750,000 earlier in Fiscal Year 2026 for his role in completing the financings for the Polaris Forge 1 and Polaris Forge 2 data center campuses in North Dakota, and laying the groundwork for the successful carve out of the Company’s cloud business and the creation of ChronoScale. In aggregate, Mr. Mohmand received $1,106,313 for his strong performance in Fiscal Year 2026.
●	On June 22, 2026, the Committee determined that the performance conditions with respect to one-half of the PSUs awarded to Mr. Cummins on November 15, 2024, and with respect to all of the PSUs awarded to Mr. Mohmand on November 15, 2024 were satisfied, and such PSUs vested accordingly as of the date the Committee determined that the applicable conditions were achieved. In addition, on July 1, 2026, the Committee determined that the performance conditions with respect to one-half of the PSUs awarded to Mr. Zhang on March 12, 2025 were satisfied and such PSUs vested as of the date the Committee determined such conditions were achieved.

Stockholder Engagement and Response to Fiscal Year 2025 Say-on-Pay

At our Fiscal Year 2025 Annual Meeting of Stockholders, 52.6% of our stockholders voted in favor of our advisory say-on-pay proposal. In response to the result of such vote, the Committee initiated an extensive off-season stockholder outreach effort following the Annual Meeting to directly hear, understand and address investors’ concerns.

●	We reached out to over 20 of our unaffiliated stockholders, representing approximately 36%* of our outstanding shares, to solicit their feedback.
●	The Chair of our Committee held meetings with all five stockholders who accepted our request for engagement, all of whom voted against our 2025 say-on-pay proposal, representing approximately 15%* of our outstanding shares. Our Senior Vice President of Finance also attended these meetings.

*Percentages based on share ownership at the time of outreach

Across these conversations, we heard one consistent theme. Our limited disclosure explaining our compensation philosophy, compensation decision making process, rationale around our use of time-based and performance-based equity incentives, and information regarding the performance objectives underpinning the equity awards program challenged investors’ ability to assess the size of awards for our CEO and other NEOs. In addition, given stockholders’ limited acceptance of our requests to engage, we also carefully reviewed third party proxy advisors’ research reports, which were critical of our non-formulaic approach to determining annual bonus award achievement and noted our lack of stock ownership guidelines.

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In addition to discussing stockholders’ prior year voting decisions, we also discussed the multi-year equity awards granted to our CEO, President and CFO during Fiscal Year 2026 that are described in this CD&A. Consistent with the feedback received from stockholders, our disclosure regarding these awards details the Committee’s thought process for the design and value of these awards, its rationale for the goals established for each award recipient, and the basis on which the Committee determined the challenging nature of the performance goals. The table below summarizes these themes, together with the Committee’s response and perspective.

Topic	Feedback	Our Response and Perspective
Transparency and Disclosure	All stockholders we spoke with indicated that our limited disclosure explaining our Fiscal Year 2025 compensation decisions, including the equity award granted to our CEO, challenged their ability to assess the size of the award. Across our conversations, stockholders encouraged us to explain our compensation philosophy, the rationale driving the Committee’s decisions, how it establishes award values and assesses the appropriateness and rigor of any performance goals used.	Our CEO’s Fiscal Year PSU 2025 award took into consideration that we have historically granted equity to Mr. Cummins less frequently than on an annual basis, and that the PSU award in Fiscal Year 2025 comprised the vast majority of his equity award in such year. Additionally, the Committee established formidable hurdles to earn this award and put in place a process and met as a Committee to track the progress of and verify that such hurdles were achieved. Beyond clarifying the factors that informed the value of Mr. Cummins’ Fiscal Year 2025 award, we have meaningfully expanded our disclosure to set out our compensation philosophy, decision-making process and the Committee’s rationale for cash and equity incentives granted during Fiscal Year 2026. We have also provided details regarding the performance metrics underlying our NEOs’ equity awards granted, and confirm that across our NEOs’ outstanding performance-based incentives, metrics underpinning each award are distinct (i.e., there are no over-lapping metrics across these incentives). We also outlined the basis on which the Committee determined the challenging nature of Fiscal Year 2026 PSU goals. Lastly, we have detailed the performance considerations that determined the NEOs’ Fiscal Year 2026 bonus payouts to provide greater transparency regarding our discretionary determination process. See “–Compensation Philosophy and Objectives” and “–Compensation Elements” below for these disclosures.
Annual Bonus Program Redesign	We took note of proxy advisors’ feedback of our non-formulaic approach to determining annual bonus award achievements.

While our discretionary bonus program served us well through a period of rapid and at times unpredictable strategic change, our business has matured and the proxy advisors’ criticisms were unambiguous. For Fiscal Year 2027, the Committee has adopted a formulaic annual incentive program, as detailed immediately below. During our engagements, stockholders were supportive of our transitioning to a formulaic program and encouraged us to disclose details regarding the goals used and our performance following completion of the performance period.

Accordingly, following the conclusion of the performance period, we commit to disclose the goals established under this program, together with our actual performance and resulting payout, in next year’s proxy statement.

Stock Ownership Guidelines	We took note of both proxy advisors’ criticisms regarding our lack of stock ownership guidelines.	We adopted stock ownership guidelines for executive officers and non-employee directors to further align leadership interests with long-term stockholder value creation and promote meaningful equity ownership. Specifically, our CEO is required to own six times his annual base salary, other NEOs are required to own three times his or her annual base salary, and directors are required to own five times their annual cash retainer. Shares counted toward the minimum stock ownership guidelines include only vested full value shares owned outright and unvested RSUs; unvested performance awards are not included in assessing compliance.

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Adoption of Fiscal Year 2027 Short-Term Incentive Program

As noted above, consistent with this feedback, for Fiscal Year 2027, the Committee adopted an annual incentive plan that is funded based on the Company’s financial performance, with each NEO’s individual bonus payment subject to adjustment based on their individual performance assessment. Company performance will fund the bonus pool and will be measured against a pre-established threshold, target and maximum Adjusted Cash AEBITDA goals, with associated payouts of 50%, 100% and 125%, respectively, of each NEO’s target award opportunity, or, if greater, the maximum amount set forth in the applicable NEOs employment agreement. To enable continued differentiation where warranted, individual performance may modify each NEO’s final payout upwards or downwards by up to 25%, subject to any maximum in the applicable NEOs employment agreement, provided that the aggregate bonus payouts may not exceed the overall level of funding of the bonus pool. Following conclusion of the performance period, we will disclose the threshold – maximum goals together with actual performance in next year’s proxy statement. For Fiscal Year 2027, we also refreshed the Company’s compensation peer group to reflect the Company’s evolving business profile, scale, growth trajectory and talent market.

Compensation Philosophy and Objectives

The Committee takes a long-term approach to the design of our executive compensation program. We have evolved from a legacy digital asset business into a developer, owner and operator of large-scale, proprietary high-performance AI factory campuses, and our compensation program has evolved in step with this transformation. Our program is designed to attract, motivate and retain the leadership team capable of building the AI infrastructure that our customers, and to align pay with performance and long-term stockholder value creation. Designing executive incentives that will continue to support the opportunity in front of the Company and align our leaders’ pay outcomes with outsized stockholder returns requires rigorous judgment and discipline. To achieve these objectives, our programs aim to:

●	Provide a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of performance-based compensation (i.e., annual cash and long-term equity incentive awards).
●	Provide competitive compensation opportunities (including cash compensation at approximately the median level as compared to our peer group companies, or greater where appropriate) to attract, motivate, incentivize, and retain high-caliber executives whose leadership we believe to be critical to driving the Company’s successful execution of its business strategy and long-term growth.
●	Provide sufficient incentive and retention power relative to the ambition of our strategic plan and the criticality of our executives to that plan’s execution, by utilizing a five-year performance and vesting horizon which would effectively incentivize executives’ success in achieving revenue stabilization, and retain them, over this critical time-period, as the path to reaching stabilized revenue for each of our projects is typically four to five years, far longer than an annual or even a typical multi-year performance period can capture.
●	Emphasize variable, “at risk” pay opportunities tied to the Company’s performance, and individual achievements tied to each NEO’s core areas of responsibility and stockholder value creation. This is delivered through performance-based bonuses and equity awards, including PSUs.
●	Reward the achievement of business objectives aligned with each NEO’s primary responsibilities and areas of expertise.
●	Align executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. RSUs and PSUs present different risk/reward profiles, but both directly align executives’ interests with those of stockholders and promote long-term retention through multi-year performance and/or vesting periods.
●	Establish performance goals that reflect our short- and long-term goals that are rigorous yet achievable, such that the opportunity to earn above target annual incentives or to achieve the goals established under our PSUs are possible only for outstanding performance.

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Fiscal Year 2026 CEO Target Pay Mix

Compensation Elements

Our NEOs’ compensation program for Fiscal Year 2026 generally consists of the following principal elements:

Element	Structure	Purpose and Key Features
Base Salary	Fixed cash compensation	Designed to attract and retain executives by providing a competitive level of compensation, determined based on each executive’s position, scope of responsibilities, experience, and individual contributions. Base salary decisions also reflect market data, market trends, recommendations from our compensation consultant, and internal pay alignment considerations.
Annual Incentives	Variable cash compensation	Designed to incentivize and reward the achievement of the Company’s annual objectives, with payout levels determined based on the Committee’s assessment of both corporate and individual performance for the year.
Long-term Incentives	Variable equity-based compensation in the form of PSUs and RSUs	Designed to motivate and reward executives to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, as well as to attract and retain executives.

Base Salary

The Committee annually reviews base salaries, which are individually determined, taking into consideration the factors noted above. Following its review on September 4, 2025, the Committee approved an increase in the base salary for each of Mr. Cummins and Mr. Mohmand. Following its review on January 12, 2026, the Committee approved an increase in Mr. Zhang’s base salary. The increases in each NEO’s base salary are as follows:

Named Executive Officer	Fiscal Year 2025 Salary ($)	Fiscal Year 2026 Salary ($)*	Change (%)
Mr. Cummins	$750,000.00	$875,000.00	16.7%
Mr. Zhang	$600,000.00	$700,000.00	16.7%
Mr. Mohmand	$475,000.00	$525,000.00	10.5%
Ms. Laltrello	$550,000.00	$550,000.00	0.0%

*The increases in Messrs. Cummins’ and Mohmand’s base salaries were effective retroactively as of June 1, 2025.

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The Committee approved the salary increases for Mr. Cummins, Mr. Mohmand, and Mr. Zhang in recognition of their excellent performance, the continued expansion of their respective responsibilities and leadership roles at the Company, and the Committee’s desire to continue to offer market-competitive salaries while taking these factors into consideration. In the case of Mr. Zhang, his increase in base salary also reflected his promotion to President and Co-Founder of the Company in January 2026.

The actual base salaries paid to our NEOs in Fiscal Year 2026 reflect proration for the portions of the year that each base salary level was in effect and are set forth in the “Summary Compensation Table.”

Annual Cash Incentives

Our annual incentive programs are cash-based and intended to incentivize our executives to achieve Company and individual performance goals each year that will contribute to the execution of our business strategy, and ultimately the increase in value delivered to our stockholders. In determining annual incentive pay outcomes at the end of each year, our Committee has historically used its discretion to assess Company and individual performance. Unlike a strictly formulaic program, this approach has allowed for broad consideration of qualitative and quantitative Company and individual performance in the context of our operating environment for the year. This holistic approach ensured performance-based decision-making while providing the Committee with the flexibility required during an evolutionary, dynamic and rapidly shifting stage of growth for the Company. As noted above, informed by stockholder feedback and consistent with the maturation of our business, beginning in Fiscal Year 2027, the Company is moving to a metric-based annual incentive structure tied to annual Adjusted Cash AEBITDA targets.

Mr. Cummins, Mr. Zhang, Mr. Mohmand and Ms. Laltrello are each eligible to receive an annual bonus with a target amount based on a percentage of their annual base salary, as set forth in the table below.

Named Executive Officer	Fiscal Year 2026 Target Annual Bonus Opportunity (as a percentage of base salary) (%)	Fiscal Year 2026 Target Annual Cash Bonus Opportunity ($)
Mr. Cummins	100%	$875,000
Mr. Zhang	75%	$525,000
Mr. Mohmand	75%	$393,750
Ms. Laltrello	80%	$440,000

Factors considered each year relate to our strategic priorities, operational objectives, and financial performance, all of which ultimately impact our ability to successfully deliver long-term stockholder value creation. In determining the annual bonus amounts for our NEOs for Fiscal Year 2026, the Committee discussed the Company’s overall strong performance and accomplishments during Fiscal Year 2026 outlined above and summarized below, and how each of the NEOs were instrumental in that success and the delivery of strong stockholder returns.

Strategic and Operational Accomplishments

●	Executed five major data center lease transactions, increasing total contracted revenue from $7 billion to approximately $36 billion and supporting 1.41GW of contracted critical IT load.
●	Signed four leases with investment grade hyperscalers, including significant campus leases across multiple regions.
●	Expanded the Polaris Forge 1 Ellendale campus through a third CoreWeave lease, bringing initial-term contracted revenue on the campus to approximately $11 billion supported by 400MW of critical IT load.

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●	Advanced the buildout of a scalable, repeatable data center platform across five multibillion-dollar AI factory campuses for three hyperscalers.
●	Strengthened execution capacity by fine-tuning the supply chain, hiring critical personnel, and implementing a franchise model for standardized design, construction and operations.
●	Completed the separation of the cloud business through the creation of ChronoScale.

Financial Accomplishments

●	Drove a nearly tenfold increase in market capitalization, from approximately $1.37 billion at the start of Fiscal Year 2026 to approximately $13.61 billion as of May 31, 2026.
●	Increased initial-term contracted revenue by approximately five-fold year over year through Fiscal Year 2026 lease activity.
●	Completed the first draw under the MAM capital partnership, under which MAM may invest up to $5.0 billion, with approximately $1.8 billion funded by fiscal year-end.
●	Completed nearly $5.0 billion in senior secured construction debt financing, including senior secured notes offerings, bridge facilities and an up to $550 million revolving credit facility.
●	Positioned nearly 80% of total contracted critical IT load to have investment grade support following the restructured CoreWeave leases.

In addition, key individual accomplishments that the Committee considered when evaluating each NEO are summarized in the table below.

Named Executive Officer	Key Individual Accomplishments
Mr. Cummins	●	His leadership and vision in developing and executing on the Company’s strategy to become a category leader in the design, build and delivery of purpose-built AI data centers at scale, which runs the most advanced AI workloads
	●	Buildout of a franchise model, strong team and a scalable platform for future expansion on multiple campuses in two distinct regions of the country
	●	Completion and execution of the MAM partnership
	●	Building key partnerships with critical energy providers and elected government leadership
	●	On-time and on-budget execution of the Company’s first data center at Polaris Forge 1
Mr. Zhang	●	His leadership with respect to negotiating and executing five major data center lease transactions and increasing total contracted revenue from $7 billion to approximately $36 billion and supporting 1.41GW of contracted critical IT load
	●	His promotion from the position of Co-Founder and Chief Strategy Officer to President and Co-Founder of the Company in January 2026
Mr. Mohmand	●	His key role in completing nearly $5.0 billion in senior secured construction debt financing, including senior secured notes offerings, bridge facilities and an up to $550 million revolving credit facility
	●	His leadership in completing the separation of the cloud business through the creation of ChronoScale
Ms. Laltrello	●	Her leadership in the achievement of RFS dates with respect to the facilities at Polaris Forge 1, ensuring such facilities were delivered on time and on budget

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Accordingly, the Committee approved the actual performance-based cash bonus award payments in June 2026 as set forth in the table below.

Named Executive Officer	Annual Bonus Achieved (% of Target)	Fiscal Year 2026 Actual Annual Cash Bonus Opportunity Earned ($)
Mr. Cummins	200%	$1,750,000
Mr. Zhang	140%	$1,050,000
Mr. Mohmand (1)	57%	$225,000
Ms. Laltrello	100%	$440,000

(1)	In March 2026, Mr. Mohmand received a supplemental cash bonus in the amount of $750,000, not included in the amount reported above, in recognition of Mr. Mohmand’s efforts in completing various financings relating to the Polaris Forge 1 data center campus in Ellendale, North Dakota and the Polaris Forge 2 data center campus in Harwood, North Dakota. In determining the amount of Mr. Mohmand’s annual cash bonus for Fiscal Year 2026, the Committee considered the payment to Mr. Mohmand of the supplemental bonus described above earlier in Fiscal Year 2026.

Long-Term Equity Incentives

Long-term incentive compensation represents the largest component of our executive compensation program. The underlying principle of our compensation philosophy is to primarily use PSU awards to incentivize our NEOs, with a mix of PSUs to RSUs of approximately three-to-one (consistent with our past practice), which the Committee considers to best align pay outcomes with stockholder value creation. Long-term equity incentive awards are prospective in nature and intend to both tie a substantial portion of each executive’s pay directly to the long-term value created for stockholders and create longer term retention. The Board does not apply a fixed formula to determine annual equity award levels or vehicles and instead exercises judgment in establishing award opportunities that it believes appropriately incentivize and reward executives’ performance against our long-term strategic plan. Equity incentives also promote retention as executives must remain employed over multi-year vesting and performance periods in order to receive value from these awards.

In determining the target value of the opportunity awarded to each executive, the Committee considers a variety of factors, including the scope and responsibilities of each NEO’s role, the importance of each NEO to the execution of our strategic objectives, the retention value of outstanding equity awards, share usage and dilution considerations, and relevant market data from our peer group. In light of the new hire equity awards provided to Ms. Laltrello upon her commencement of employment in January 2025, she did not receive equity awards in Fiscal Year 2026. Awards granted to our other executives included both RSUs and PSUs, as detailed below.

Multi-Year Equity Awards Granted in Fiscal Year 2026 to Messrs. Cummins, Zhang, and Mohmand

The Company’s executive compensation program is designed to include long-term compensation elements, which are intended to align executive interests with those of stockholders and to support the execution of the Company’s business goals and strategies over time. Within that framework, the Committee followed a deliberative design process spanning approximately four months and twelve meetings, conducted in consultation with the Board and an outside independent compensation consultant, during which the Committee assessed whether existing unvested equity holdings and the continued use of more typical annual grants would provide sufficient incentive and retention power relative to the ambition of our strategic plan and the criticality of our executives to that plan’s execution, among other things. In the Committee’s view, Messrs. Cummins, Zhang and Mohmand had insufficient unvested equity incentives to effectively retain them relative to market norms and align their incentives with the creation of sustained, long-term stockholder value. With Messrs. Cummins and Mohmand in particular, the Committee was mindful that they may be fully vested in their outstanding equity awards as of the fall of 2027. Following this extensive process (as described in detail below), the Board granted multi-year PSUs and RSUs to Messrs. Cummins, Zhang, and Mohmand in Fiscal Year 2026. These awards are intended to be their sole RSUs for the five-year period following their applicable dates of grant, and their sole PSUs for the five-year period following their applicable dates of grant, or five years and approximately one month in the case of Mr. Mohmand. To further enhance long-term alignment, the PSUs also include a two-year post-vesting holding requirement before they can be sold or otherwise transferred.

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The talent pool for executive leadership in the AI infrastructure space is particularly scarce, with strong demand for rarefied talent coming from the entire AI ecosystem, and the continued strong execution of these executives is fundamental to our long-term success and delivery of further value creation to our stockholders. The multi-year equity awards are designed to balance the Committee’s objectives of incentivizing and rewarding extraordinary execution, if achieved, against our strategic plans, motivating sustained, holistic performance and retaining the leaders whose contributions are most critical to our long-term success.

The RSUs are intended to reward sustained performance, align long-term pay outcomes with stockholder value creation and reinforce retention through time-based vesting over a multi-year period. Accordingly, the Committee sized the RSU component of the multi-year equity awards to provide a market-competitive equity opportunity that approximates the median equity award opportunity within our peer group when annualized over a five-year period, despite the fact that our performance sits at the top end of that peer group. The PSU component is tied to achievement of distinct but synergistic and interdependent performance metrics for each recipient aligned with their leadership responsibilities to provide an upside opportunity in the event of extraordinary performance relative to our long-term strategic plan, aligning the recipients’ long-term incentives with stockholder value creation over the five-year performance period, or five years and approximately one month in the case of Mr. Mohmand.

Specifically, given Mr. Cummins’ ultimate responsibility for the Company’s strategic, operational and financial execution, which drives our share price performance, which in turn is influenced by our net operating income and achievement of the hurdles applicable to Messrs. Zhang and Mohmand, vesting of Mr. Cummins’ PSUs is based on achievement of ambitious, progressively challenging stock price hurdles over the performance period. Consistent with Mr. Zhang’s criticality to executing against our long-term growth trajectory and AI-infrastructure expansion plans, vesting of his PSUs is based on achievement of hurdles tied to entering into leases with hyperscalers and data centers achieving their RFS dates. Vesting of Mr. Mohmand’s PSUs is based on our achievement of net operating income goals, which is influenced by achievement of the hurdles applicable to Mr. Zhang.

The grant date values of the RSUs granted to Mr. Cummins, Mr. Zhang and Mr. Saidal were approximately $45,390,000, $17,474,000 and $8,737,500, respectively, or $9,078,000, $3,495,000 and $1,747,000 per year when annualized over the five-year vesting period. While the value delivered by the PSUs is entirely subject to each executive’s performance through 2031, at the maximum potential performance achievement of Mr. Cummins’ PSUs, he would realize $450 million in equity award value against approximately $21 billion in additional market capitalization created from the grant date price to the $100 stock price hurdle (assuming 300 million common shares outstanding). This reflects a 2.15% sharing ratio and is below the 25th percentile of the sharing ratios of the multi-year awards benchmarked by the Compensation Committee during the design process.

The Committee’s Process

Prior to granting the multi-year awards to Messrs. Cummins, Zhang and Mohmand, the Committee and the Board deliberated for approximately four months over the course of 12 meetings that included:

●	a comprehensive review of market compensation practices, including benchmarking of special and founder grants made by comparable companies across digital asset infrastructure, AI infrastructure and high-growth technology sectors;
●	evaluation of the competitive talent market, including the retention risk posed by the high-compensation environment in the AI and digital infrastructure sectors;
●	consideration of potential award design, performance period and performance measure alternatives including analysis of the relationship between grant size, performance target design and resulting stockholder value creation under multiple scenarios;
●	analysis of whether existing equity holdings and continued annual equity awards consistent with our historic approach provided sufficient incentive and retention power relative to the ambition and growth expectations of our strategic plan, and attendant value creation for stockholders that is expected if the goals are successfully executed;
●	the nature of our business cycle, as the path to reaching stabilized revenue for a project is typically four to five years; and
●	calibration of stock price performance targets guided by our multi-year financial plan, relative to other multi-year equity awards made by companies of similar size, industry, and growth profile, observed industry stock price CAGRs over their respective performance periods, and assessment of other performance targets with reference to the operational and financial outcomes required to achieve the Company’s long-term strategic plan, to ensure they were appropriately ambitious relative to the value already created since the commencement of the Company’s strategic pivot, as evidenced by its rapid stock price appreciation during the period in which the Committee evaluated the awards.

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Throughout its deliberations, the Committee was advised by an independent compensation consultant. In addition, an analysis prepared for the Company’s Board of Directors by Lucid Capital Markets (“Lucid”) which contained a stock pricing analysis served as a reference point for the Committee in setting the hurdle amounts for Mr. Cummins’ multi-year award.

The nature of our business cycle was also a key consideration, as the path to reaching stabilized revenue for a project is typically four to five years, far longer than an annual or even a typical multi-year performance period can capture. This work led us to conclude that utilizing a five-year performance and vesting horizon was in stockholders’ best interests, as it would effectively incentivize executives’ success in achieving revenue stabilization and outsized stockholder returns, and retain them over this critical time-period. Accordingly, upon the recommendation of the Committee, the Board approved the grant of the multi-year awards. Specifically, on January 6, 2026, the independent members of the Board unanimously approved the grant to Mr. Cummins of 4,500,000 PSUs and 1,500,000 RSUs. In addition, on February 6, 2026, the independent members of the Board unanimously approved (i) the grant to Mr. Zhang of 1,500,000 PSUs and 500,000 RSUs and (ii) the grant to Mr. Mohmand of 750,000 PSUs and 250,000 RSUs. The multi-year awards granted to Messrs. Zhang and Mohmand occurred subsequent to Mr. Cummins’ awards to provide the Committee with additional time to customize the goals for each of them, as detailed under the section titled “Formidable Performance Hurdles” below.

Our Strategic Ambitions and Stockholder Alignment Objectives

The Committee’s performance incentivization objectives were informed by the transformative period of growth and opportunity for the Company, which the Company expects to continue for the next five years. Accordingly, the Committee determined that the PSU awards furthered stockholders’ interests by incentivizing and rewarding Messrs. Cummins, Zhang and Mohmand if, and only to the extent, they successfully capitalize on these opportunities and drive performance that translates into meaningful stockholder value creation. As further detailed below, each executive’s performance goals were individually customized to align with their primary areas of responsibility and expertise.

Our Retention Objectives

Messrs. Cummins, Zhang and Mohmand are the key leaders responsible for the execution of our long-term strategy, making their continued service critical to capturing the opportunities identified in our strategic plan. The performance and vesting period of the awards was designed to encourage their continued leadership through the successful execution of our strategic transformation. As such, the value, if any, that each recipient will realize from the PSUs will require Messrs. Cummins, Zhang, and Mohmand to meaningfully and measurably strengthen the Company’s performance, thereby driving stockholder value creation, and any shares earned must be retained for two years post-vesting. In addition, the RSUs vest over a five-year period following the applicable date of grant, with twenty percent vesting on the one-year anniversary of the applicable date of grant, and the balance vesting in equal installments every six months over the remaining portion of the five-year period thereafter, in each case, subject to continued full-time employment with the Company in a role approved by the Board through the applicable vesting date (other than in connection with certain terminations of employment). Accordingly, to realize the maximum value of the RSUs granted, the recipients must remain employed with the Company as described above.

Formidable and Synergistic Performance Hurdles

The Committee and the Board considered various performance criteria and goals when determining the terms of the multi-year PSUs. The Committee and the Board determined that performance criteria and goals that were both individually tailored and interdependent and synergistic to each of Messrs. Cummins, Zhang, and Mohmand would best incentivize value creation for the Company’s stockholders.

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Cummins 2026 PSUs

Mr. Cummins’ PSUs granted on January 6, 2026 (the “Cummins 2026 PSUs”) can be earned only if, during the five-year period following grant, (i) the average closing price of the Company’s common stock over any rolling 90 consecutive calendar day period is equal to or exceeds stock price hurdles of $50, $75, and $100, and (ii) Mr. Cummins remains in continued full-time employment with the Company in a role approved by the Board through the applicable vesting date, except as otherwise set forth below and in the applicable award agreement. One-third of the 4,500,000 shares under the Cummins 2026 PSUs will be earned for each stock price hurdle attained during the five-year period, with no interpolation between the price hurdles, except as otherwise set forth below in connection with a change in control. If the average stock price does not equal or exceed $50 during the five-year period, the Cummins 2026 PSUs will be forfeited in full and cancelled on the fifth anniversary of the date of grant.

The stock price hurdles were developed following a period of rapid stock price appreciation for the Company, with the stock price appreciating approximately 173% during the six-month period preceding Mr. Cummin’s January 2026 grant date. Notwithstanding this elevated starting point, the hurdles of $50, $75, and $100 were set significantly higher than the $30.26 closing price of the Company’s common stock on the date of grant, consistent with the Committee’s outperformance objectives in order for the performance goals to be achieved. These stock price hurdles reflect levels of 165%, 248%, and 330% of the grant date price and, which over the five-year performance period are ambitious relative to the hurdles used by the multi-year wards benchmarked and were guided by the financial modeling and scenario analysis previously prepared by Lucid, which served as a reference point for the Committee.

If, prior to the five-year anniversary of the date of grant, Mr. Cummins’ continued full-time employment with the Company in a role approved by the Board is terminated (i) by the Company without Cause, (ii) by Mr. Cummins for Good Reason, (iii) due to Mr. Cummins’ death, (iv) due to Mr. Cummins’ Disability, or (v) due to the Company’s non-renewal of the then-applicable Term, then subject to Mr. Cummins’ timely delivery and non-revocation of an executed Release and Mr. Cummins’ continued compliance with the terms and conditions of the Cummins Employment Agreement and the Release, any then unvested Cummins 2026 PSUs shall initially remain outstanding, and, if any stock price hurdle is achieved on or prior to the earlier of (i) the twelve month anniversary of Mr. Cummins’ date of termination, or (ii) the five-year anniversary of the date the Cummins 2026 PSUs were granted, the Cummins 2026 PSUs that are eligible to vest based on achievement of such stock price hurdle will vest. The defined terms set forth in this section to the extent not otherwise defined are defined in the Cummins Employment Agreement (as defined below).

In the event of a change in control prior to the five-year anniversary of the date of grant, the Cummins 2026 PSUs will vest if the per-share price ascribed to the common stock in the change in control (the “CIC Price”) equals or exceeds the applicable hurdle. In the event the CIC Price is between two stock price hurdles, the number of Cummins 2026 PSUs that vest will be based on linear interpolation between the relevant stock price hurdles. Any Cummins 2026 PSUs that do not vest will be forfeited upon consummation of the change in control.

Zhang 2026 PSUs

Mr. Zhang’s PSUs granted on February 6, 2026 (the “Zhang 2026 PSUs”) are eligible to vest in four equal tranches of 375,000, based on milestones tied to the Company (or any subsidiary or affiliate of the Company) entering into binding contracts, licenses, leases, or service agreements with hyperscalers that provide for a minimum term of no less than fifteen (15) base years (excluding renewals and options) (collectively, “PSU-Eligible Contracts” and, such performance hurdles, the “Signing-Based Hurdles”), as well as the aggregate capacity of data centers subject to PSU-Eligible Contracts achieving their RFS dates (each, a “Ready for Service-Based Hurdle”), as set forth in the tables below. Except as otherwise set forth below in connection with a change in control, the Zhang 2026 PSUs will only be earned and vest if the relevant hurdles outlined below are achieved on or before the five-year anniversary of the date of grant, subject to Mr. Zhang’s continued full-time employment with the Company in a role approved by the Board on the applicable vesting date.

Hurdle	Type of Hurdle	MW or GW Target	PSUs Eligible to Vest on Achievement of MW or GW Target	Type of Hyperscaler
First Hurdle	Signing-Based Hurdle	600 MW	375,000	Investment Grade Only
Second Hurdle	Signing-Based Hurdle	1.6 GW	375,000	All (Whether or Not Investment Grade)
Third Hurdle	Ready for Service-Based Hurdle	600 MW	375,000	Investment Grade Only
Fourth Hurdle	Ready for Service-Based Hurdle	1.6 GW	375,000	All (Whether or Not Investment Grade)

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As of the date of grant of the Zhang 2026 PSUs, the Company had entered into PSU-Eligible Contracts with respect to 700 MW of power, of which 300 MW were pursuant to PSU-Eligible Contracts with investment grade hyperscalers. Accordingly, the Signing-Based Hurdles require a 100% increase in the number of PSU-Eligible Contracts with respect to the First Hurdle and an approximately 228.5% increase in the number of PSU-Eligible Contracts with respect to the Second Hurdle. In addition, as of the date of grant of the Zhang 2026 PSUs, no portion of the aggregate capacity of data centers subject to PSU-Eligible Contracts with respect to investment-grade hyperscalers had achieved their ready-for-service dates (and, as a result, 100% of the Third Hurdle is required to be achieved after the date of grant of the Zhang 2026 PSUs), and 100 MW of power pursuant to PSU-Eligible Contracts with non-investment grade hyperscalers had achieved their ready-for-service date as of the date of grant of the Zhang 2026 PSUs, and, as a result, the Fourth Hurdle requires an approximately 1,500% increase in the number of hyperscalers to achieve their RFS date.

If, prior to the five-year anniversary of the date of grant, Mr. Zhang’s continued full-time employment with the Company in a role approved by the Board is terminated (i) by the Company without Cause, (ii) by Mr. Zhang for Good Reason, (iii) due to Mr. Zhang’s death, (iv) due to Mr. Zhang’s Disability, or (v) due to the Company’s non-renewal of the then-applicable Term, then subject to Mr. Zhang’s timely delivery and non-revocation of an executed Release and Mr. Zhang’s continued compliance with the terms and conditions of the Zhang Employment Agreement and the Release, any then unvested Zhang 2026 PSUs shall initially remain outstanding, and, if any hurdle is achieved on or prior to the earlier of (i) the twelve month anniversary of Mr. Zhang’s date of termination, or (ii) the five-year anniversary of the date the Zhang 2026 PSUs were granted, the Zhang 2026 PSUs that are eligible to vest based on achievement of such hurdle will vest. The defined terms set forth in this section to the extent not otherwise defined are defined in the Zhang Employment Agreement (as defined below).

In the event of a change in control prior to the five-year anniversary of the date of grant, if the Company (or any subsidiary or affiliate) has entered into PSU-Eligible Contracts for no less than 60% of either of the Signing-Based Hurdles (provided that, for purposes of the First Hurdle, only PSU-Eligible Contracts with investment grade hyperscalers will be taken into account), then, with respect to the unvested Zhang 2026 PSUs, (i) the Third Hurdle will be deemed to have been achieved as of the date of the consummation of the change in control to the same extent as the First Hurdle has been achieved as of such date, (ii) the Fourth Hurdle shall be deemed to have been achieved as of the date of the consummation of the change in control to the same extent as the Second Hurdle has been achieved as of such date (each of (i) and (ii), the “Deemed Achievement”), and (iii) with respect to each Hurdle for which there has been no less than 60% achievement, a ratable number of Zhang 2026 PSUs shall vest, in an amount equal to the product of (A) the percentage (not to exceed 100%) of the applicable Hurdle achieved upon consummation of the change in control (after giving effect to the Deemed Achievement), and (B) the number of Zhang 2026 PSUs that vest upon achievement of 100% of the applicable Hurdle. Any Zhang 2026 PSUs that do not vest will be forfeited upon consummation of the change in control.

Mohmand 2026 PSUs

Mr. Mohmand’s PSUs granted on February 6, 2026 (the “Mohmand 2026 PSUs”) are eligible to vest in two equal tranches, based on the achievement of net operating income (“NOI”) targets, measured on a trailing twelve-month basis, as set forth in the table below. Except as otherwise set forth below in connection with a change in control, the Mohmand 2026 PSUs will only vest if the NOI from the Company’s HPC data center hosting business segment equals or exceeds the applicable NOI target on or before February 28, 2031, subject to Mr. Mohmand’s continued full-time employment with the Company in a role approved by the Board on the applicable vesting date.

NOI Target	PSUs Eligible to Vest
$1,000,000,000	375,000
$2,000,000,000	375,000

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If Mr. Mohmand’s continued full-time employment with the Company in a role approved by the Board is terminated (i) by the Company without Cause (as defined in Mr. Mohmand’s Offer Letter), (ii) by Mr. Mohmand for Good Reason (as defined in the award agreement evidencing the Mohmand 2026 PSUs), (iii) due to Mr. Mohmand’s death, or (iv) due to Mr. Mohmand’s Disability (as defined in the award agreement evidencing the Mohmand 2026 PSUs), then subject to Mr. Mohmand’s timely delivery and non-revocation of an executed release of claims and Mr. Mohmand’s continued compliance with the terms and conditions of his Offer Letter, Covenants Agreement and the release of claims, any of the then unvested Mohmand 2026 PSUs shall initially remain outstanding, and, if any NOI target is achieved on or prior to the earlier of (i) the twelve month anniversary of Mr. Mohmand’s date of termination, or (ii) February 28, 2031, the Mohmand 2026 PSUs that are eligible to vest based on achievement of such NOI target will vest.

In the event of a change in control prior to February 28, 2031, net operating income will be calculated based on Contracted NOI, which means, in general, the NOI projected to be earned by the Company on a consolidated basis over the 12 full calendar month period starting with the 13th and ending with the 24th full calendar month after consummation of a change in control, calculated based on the Company’s consolidated financial performance, from the critical IT load contracted for pursuant to all contracts, licenses, leases, or service agreements entered into by the Company (or any subsidiary or affiliate thereof) in effect as of the consummation of such change in control. With respect to any NOI Target which has been no less than 60% achieved, based on Contracted NOI, a ratable number of Mohmand 2026 PSUs shall vest in an amount equal to (A) the percentage of the applicable NOI Target deemed achieved upon consummation of the change in control (not to exceed 100%) multiplied by (B) the number of Mohmand 2026 PSUs that vest upon 100% achievement of such NOI Target.

Two-Year Holding Period Furthers Retention Objectives

Following satisfaction of the applicable performance criteria, shares issued pursuant to the multi-year PSUs may not be sold or otherwise transferred by Messrs. Cummins, Zhang, and Mohmand, as applicable, for two years from the date of issuance (other than shares withheld by the Company to satisfy tax withholding obligations or certain transfers for estate-planning purposes). The Committee and the Board believe that such transfer restrictions further align Messrs. Cummins’, Zhang’s, and Mohmand’s long-term total compensation to the Company’s continued growth, retention, and achievement of its strategic objectives, thereby further driving stockholder value creation.

Other Fiscal Year 2026 RSUs Awarded to Jason Zhang

In August 2025, the Company granted Mr. Zhang an award of 750,000 RSUs, of which one-third vested on March 12, 2026 and one-sixth vested on September 12, 2026, and the remainder vest in equal semi-annual installments every six months thereafter through March 12, 2028, subject to Mr. Zhang’s continued service through each applicable vesting date. The award was intended to incentivize Mr. Zhang to remain with the Company and to reward his strong performance since re-joining the Company.

In addition, in November 2025, the Company granted Mr. Zhang an award of 170,000 RSUs, which were vested immediately upon grant. These RSUs were in consideration of Mr. Zhang’s strong performance with the Company, including his instrumental role in the Company signing a lease with an investment-grade hyperscaler for the Company’s Harwood, North Dakota datacenter campus, and the need to continue to incentivize Mr. Zhang to engage with hyperscalers for the Company’s existing and future projects.

Previously Granted PSUs Earned as of the Date of this Proxy Statement

In Fiscal Year 2025, the Committee granted PSUs with three-year performance periods and performance-based vesting requirements tied to financial and operational objectives designed to support the long-term growth of the business. All PSU awards that the Committee has granted will vest and settle when all of the vesting conditions in the PSU award agreements are satisfied, as determined by the Committee. As of the date of this Proxy Statement, the following table outlines the performance achievements and resulting PSUs earned by each executive. All of the performance goals outlined in the below table must be achieved, as determined by the Committee, on or before December 31, 2027; otherwise, the PSUs will be forfeited.

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Date of Grant	Recipient	PSUs Granted	PSUs Vested at Fiscal Year End	PSUs Unvested / Outstanding
November 15, 2024	Wes Cummins	1,600,000	800,000(1)	800,000(2)
November 15, 2024	Saidal Mohmand	490,000	490,000(1)	None
March 12, 2025	Jason Zhang	600,000	300,000(3)	300,000(4)
March 27, 2025	Wes Cummins	1,600,000	None	1,600,000(5)
March 27, 2025	Jason Zhang	600,000	None	600,000(5)
March 27, 2025	Saidal Mohmand	245,000	None	245,000(5)
March 27, 2025	Laura Laltrello	600,000	None	600,000(5)

(1) Such PSUs vested when the Committee determined that the following performance metrics were achieved: (i) entry into a lease with a hyperscaler for a 100MW data center building at the Ellendale, North Dakota campus (“Building 2”), (ii) consummation of a real estate project financing term loan, or other financing satisfactory to the Committee, fully financing Building 2 construction, (iii) entry into a lease with a hyperscaler for a second 100MW data center building at the Ellendale campus (“Building 3”), and (iv) receipt of sustainable revenue for Building 2 for two consecutive fiscal quarters implying Company positive NOI.

(2) Such PSUs vest when the Committee determines that all of the following performance metrics have been achieved: (i) entry into a lease with a hyperscaler for Building 2, (ii) consummation of a real estate project financing term loan, or other financing satisfactory to the Committee, fully financing Building 2 construction, (iii) entry into a lease with a hyperscaler for Building 3, and (iv) receipt of sustainable revenue for Building 3 for two consecutive fiscal quarters implying Company positive NOI. As of the date of this Proxy Statement, all of such vesting metrics have been achieved except for the receipt of sustainable revenue for Building 3 for two consecutive fiscal quarters implying Company positive NOI.

(3) Such PSUs vested when the Committee determined that the following performance metrics were achieved: (i) entry into a lease with a hyperscaler for Building 2, (ii) consummation of a real estate project financing term loan, or other financing satisfactory to the Committee, fully financing Building 2 construction, (iii) entry into a lease with a hyperscaler for a second 150MW data center building at Ellendale (“Building 4”), and (iv) receipt of sustainable revenue for Building 2 for two consecutive fiscal quarters implying Company positive NOI.

(4) Such PSUs vest when the Committee determines that all of the following performance metrics have been achieved: (i) entry into a lease with a hyperscaler for Building 2, (ii) consummation of a real estate project financing term loan, or other financing satisfactory to the Committee, fully financing Building 2 construction, (iii) entry into a lease with a hyperscaler for Building 4, and (iv) receipt of sustainable revenue for Building 4 for two consecutive fiscal quarters implying Company positive NOI. As of the date of this Proxy Statement, all of such vesting metrics have been achieved except for the receipt of sustainable revenue for Building 4 for two consecutive fiscal quarters implying Company positive NOI.

(5) While the PSUs did not vest during Fiscal Year 2026, such PSUs have since vested because the Committee determined that all of the applicable performance metrics have been achieved. Those metrics are as follows: (i) either (A) site-level NOI exceeding $20MM for two consecutive quarters on Building 2, or (B) entry into a hyperscaler lease for a minimum 200MW data center on a campus separate from Ellendale, (ii) Building 4 achieving its RFS date, and (iii) for Ms. Laltrello only, operational expenditure (OPEX) not exceeding an average cost of $34.50/KWM through the 12-month anniversary of the award date, measured by maintenance staffing, telemetry/training/analytics, fuel, battery replacements, security, insurance, and taxes.

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Executive Compensation Policies and Processes

Compensation and Governance Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key executive compensation and corporate governance practices.

	What We Do	What We Don’t Do

✓	Annually assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs	No pension plans or supplemental executive retirement plans

✓	Provide a compensation mix that more heavily weights variable pay	No hedging or pledging of our securities

✓	Retain an independent compensation consultant to advise the Committee	No excise tax “gross-ups” upon a change of control of the Company

Compensation-Setting Process

Role of the Board and Compensation Committee

Our Committee is responsible for the executive compensation programs for our NEOs and reports to our Board on its discussions, decisions, and other actions. Our Chief Executive Officer makes recommendations to our Committee for the respective executive officers that report to him and typically attends Committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to his own compensation) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our Company’s financial results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties, and his or her achievement of preset individual goals. Our Committee then reviews the recommendations and other data, including an analysis of competitive market data prepared by its independent compensation consultant using information drawn from publicly available data of our peers and various compensation surveys, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Committee, the Committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.

Role of Management

Our CEO reviews the performance of each of his direct reports on an ongoing basis. Based on this continual assessment of their performance, our CEO makes recommendations annually to the Committee regarding base salary levels, target annual incentive award levels and long-term incentives for our executive officers (other than with respect to his own compensation).

Role of Compensation Consultant

Our Committee is authorized to engage the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In the fiscal year ending May 31, 2026, the Committee engaged Compensia Inc. (“Compensia”), a national compensation consulting firm with compensation expertise relating to technology and life science companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. The Committee engaged Compensia to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is aligned with the competitive marketplace. Our Committee has considered the applicable rules of the SEC and the Nasdaq Listing Rules and does not believe the retention of, and the work performed by, Compensia raises any conflict of interest.

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Peer Group

At least once a year, the Committee reviews an analysis of competitive market data drawn from the executive compensation programs of companies that we believe are comparable to us. With Compensia’s assistance, the Committee developed a peer group for use when making its compensation decisions for the fiscal year ended May 31, 2026, which consisted of publicly traded internet services and broader software and fintech companies headquartered in the U.S. that generally had a market capitalization between 0.33x and 3.0x the Company’s market capitalization.

Peer group data represents one of several factors considered in compensation decision-making and helps inform the design and positioning of compensation opportunities. The Committee referred to the market analysis and broader survey data (for similarly-sized companies) when making base salary, cash bonus and equity award decisions for our executive officers for the fiscal year ended May 31, 2026. The Committee also considers our growth trajectory and the markets in which we compete for talent when evaluating the market competitiveness of our executive compensation program.

In August 2025 the Committee formally approved the Fiscal Year 2026 peer group as listed below:

Alkami Technology	D-Wave Quantum*	Payoneer Global
Box	Hut 8*	Q2 Holdings*
C3.ai*	IREN*	Rambus*
Cipher Mining	MARA Holdings	Rigetti Computing*
CleanSpark	Marqeta	Riot Platforms
Couchbase	Nebius Group N.V.*	TeraWulf
DigitalOcean Holdings

*Denotes a new peer added for Fiscal Year 2026. The Committee removed Squarespace from the Fiscal Year 2026 peer group due to the acquisition of Squarespace, and removed the following companies due to their market capitalizations falling below our targeted range: Backblaze, Bit Digital, Cantaloupe, Fastly, Rekor Systems, Red Violet, and Verint Systems.

Other Compensation Practices and Policies

Retirement Savings and Health and Welfare Benefits

We participate in a retirement savings plan, or 401(k) plan, which is intended to qualify for favorable tax treatment under Section 401(a) of U.S. Internal Revenue Code of 1986, as amended (the “Code”), and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate on similar terms in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We currently make matching contributions up to 100% of the first 3% of the amount of employee contributions for Fiscal Year 2026 under the 401(k) plan.

All of our full-time employees, including our NEOs, are eligible to participate on similar terms in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance.

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Perquisites and Other Personal Benefits

Based on the findings of an independent security assessment and in response to specific threats and security concerns arising from the Chief Executive Officer’s and the Chief Financial Officer’s roles and the Company’s public profile, the Committee has determined that it is in the best interests of the Company and its stockholders to provide comprehensive personal security measures for Mr. Cummins and Mr. Mohmand to mitigate risk and protect their safety. Accordingly, the Committee requires Mr. Cummins and Mr. Mohmand to use private aircraft for all business and personal air travel in order to enhance their safety, security, and efficiency, including travel between their primary residences and Company offices or meetings.

In addition, the Company provides personal and residential security services to Mr. Cummins and Mr. Mohmand, including security personnel and home security systems. Although we do not consider Mr. Cummins’ and Mr. Mohmand’s overall security program to be a perquisite for their benefit for the reasons described above, the costs related to personal security for Mr. Cummins and Mr. Mohmand at their residences and personal use of private aircraft pursuant to their overall security program are reported as other compensation to Mr. Cummins and Mr. Mohmand in the “All Other Compensation” column of the 2026 Summary Compensation Table. The Committee believes that these security measures are appropriate and necessary considering the heightened risk environment within the industry in which the Company operates, and that Mr. Cummins and Mr. Mohmand should not be placed at personal risk due to their association with the Company. The Committee periodically reviews the security program and its associated costs based on recommendations from the Company’s security advisors, who conduct ongoing assessments of the threat environment informed by interactions with law enforcement and third-party security resources.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide any other significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. However, the Committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion or other circumstances where the Committee deems it appropriate to make such grants.

Stock Ownership Guidelines

The Committee believes that the Company and its stockholders are best served when executive officers and directors manage the business with a long-term perspective. Accordingly, consistent with feedback received from stockholders, we have implemented executive stock ownership guidelines to strengthen the alignment of interests between our executives and non-employee directors and stockholders. For purposes of the guidelines, vested full value shares and unvested RSUs count towards the ownership thresholds required; unvested PSUs do not count. The guidelines provide a phase-in period to allow executives to acquire the requisite levels of ownership over five years. All of our current NEOs and directors are in compliance with our stock ownership guidelines or fall within the period to attain the guideline level of stock ownership.

Position	Multiple of Base Salary Requirement
CEO	6 times
Other NEOs	3 times
Non-employee directors	5 times annual retainer

Compensation Recovery (or Clawback Policy)

We have adopted the Applied Digital Corporation Clawback Policy (the “Clawback Policy”) in accordance with the requirements of the Nasdaq Listing Rules and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy requires the Committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under federal securities laws.

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Insider Trading, Hedging and Pledging Policies

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons.

The Company’s policy prohibits directors, officers, and employees from engaging in hedging or derivative transactions with respect to Company securities. The policy specifically identifies as prohibited transactions short sales, put or call options, swaps, collars, and forward sales contracts. The policy also prohibits placing Company securities in a margin account or pledging Company securities as collateral for a loan.

Offer Letters and Employment Agreements with Our Named Executive Officers

Employment Agreement with Mr. Cummins, effective October 10, 2024

On October 10, 2024, we entered into an Employment Agreement with Mr. Cummins (the “Cummins Employment Agreement”), which supersedes and replaces in its entirety all previous employment agreements and any amendments thereto with Mr. Cummins, including for the avoidance of doubt the Original Cummins Employment Agreement (as defined below).

Under the Cummins Employment Agreement, Mr. Cummins will continue to serve as the Chief Executive Officer of the Company, and is eligible to receive the following: (i) an annual base salary of $750,000 (which has subsequently been increased to $875,000 by our Committee), subject to annual review; (ii) an annual performance bonus with a target amount of 100% of annual base salary (and a maximum payout of 200% of annual base salary), as determined by the Board or Committee; (iii) discretionary equity awards from time to time, subject to approval by the Board or Committee; and (iv) participation in our employee benefit plans, programs and arrangements that are provided to other senior executives, in each case, less any applicable withholdings and deductions. In addition, Mr. Cummins received a one-time true-up payment equal to the amount he would have received had the base salary increase he received pursuant to the Cummins Employment Agreement gone into effect as of June 1, 2024. The Cummins Employment Agreement is for a term ending on October 10, 2027, with automatic 1-year extensions thereafter unless at least 90 days’ notice of non-renewal is provided by either party.

Mr. Cummins’ employment is at-will. However, if Mr. Cummins’ employment is terminated by us without Cause, he resigns with Good Reason, or we do not renew the employment term, Mr. Cummins will be eligible to receive, subject to execution, delivery and non-revocation of a general release of claims: (i) an amount equal to 18 months’ (or in the event of a Change in Control Termination, 30 months’) annual base salary, payable in equal installments over 18 months (or, in the event of a Change in Control Termination, payable in a lump sum to the extent permitted by applicable law); (ii) an amount equal to 100% (or 250% in the event of a Change in Control Termination) of Mr. Cummins’ annual bonus for the fiscal year in which termination occurs, calculated based on: (a) actual performance for the entire fiscal year, if such amount is reasonably determinable as of the date payment would otherwise be made, or (b) if such amount is not reasonably determinable as of the date payment would otherwise be made or, in the event of a Change in Control Termination, such amount is reasonably determinable, but less than 100% of Mr. Cummins’ base salary, an amount equal to 100% (or 200% in the event of a Change in Control Termination) of such target bonus; (iii) accelerated vesting of 50% of all unvested equity awards (or 100% in the event of a Change in Control Termination), based on achievement of 100% of target for any performance metrics (or, in the event of a Change in Control Termination, if achievement of the applicable performance metrics is reasonably determinable, based on the achievement of the greater of (a) 100% of target, and (b) actual achievement of the performance metrics); (iv) extension of the post-termination exercise period for any outstanding stock options or stock appreciation rights until the expiration of such awards; and (v) continued coverage under COBRA at active employee rates for up to 18 months, in each case, less any applicable withholdings and deductions.

A Change in Control Termination under the Cummins Employment Agreement includes Mr. Cummins’ termination without Cause, resignation with Good Reason or our non-renewal of Mr. Cummins’ employment term (i) within 18 months following consummation of a Change in Control, (ii) at a time when we are party to an agreement that would result in the occurrence of a Change in Control if consummated, if such Change in Control has not been terminated or abandoned as of the date of Mr. Cummins’ termination, or (iii) within 90 days prior to the Company’s entrance into an agreement described in (ii). The defined terms set forth in this section to the extent not otherwise defined are defined in the Cummins Employment Agreement.

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Mr. Cummins is bound by a (i) perpetual confidentiality obligation, (ii) non-competition obligation during employment and for 18 months post-termination, (iii) non-solicitation obligation with respect to Company personnel and customers during employment and for 18 months post-termination, (iv) perpetual non-disparagement obligation, and (v) covenant with respect to assignment of intellectual property.

Executive Employment Contract with Mr. Cummins, effective November 1, 2021 (as amended, September 25, 2023)

Pursuant to Mr. Cummins’ Executive Employment Contract, effective November 1, 2021 (the “Original Cummins Employment Agreement”), Mr. Cummins served as Chief Executive Officer. Mr. Cummins was eligible to receive the following: (i) an annual base salary of $300,000 (which was increased by the Committee to $600,000 in June 2023); (ii) an annual discretionary bonus of up to 100% of base salary, as determined by the Board or Committee; and (iii) a grant of 3,000,000 shares of restricted common stock of the Company, in each case, less any applicable withholdings and deductions. The Original Cummins Employment Agreement had an initial term that was scheduled to end on October 31, 2024.

Mr. Cummins’ employment under the Original Cummins Employment Agreement was at-will and did not provide any severance payments or benefits. However, the Original Cummins Employment Agreement stated that the parties agreed that reasonable and sufficient notice of termination by the Company would be the greater of 4 weeks and any minimum notice period required by law.

Under the Original Cummins Employment Agreement, Mr. Cummins was bound by a (i) perpetual confidentiality obligation; (ii) non-competition obligation during employment only; and (iii) non-solicitation obligation with respect to our employees, contractors and business during employment and for 1-year post-termination.

The Original Cummins Employment Agreement was amended on September 25, 2023 to provide Mr. Cummins with severance in the event that his employment was terminated without Cause or he resigned with Good Reason (as each term is defined in the Applied Blockchain, Inc. 2022 Incentive Plan (the “2022 Incentive Plan”)) during the 24-month period following a Change in Control (as defined in the 2022 Incentive Plan). Such potential severance payment was an amount equal to two times Mr. Cummins’ base salary plus target bonus for the year of termination, less applicable withholdings and deductions.

Employment Agreement with Mr. Zhang, effective August 1, 2025

On August 1, 2025, we entered into an Employment Agreement with Mr. Zhang (the “Zhang Employment Agreement”), which supersedes and replaces in its entirety all previous employment agreements, offer letters and any amendments thereto with Mr. Zhang, including for the avoidance of doubt the Offer Letter between the Company and Mr. Zhang dated February 4, 2025. Under the Zhang Employment Agreement, Mr. Zhang continues to serve as the Co-Founder and Chief Strategy Officer of the Company. Mr. Zhang’s title was elevated to President and Co-Founder pursuant to an amendment to the Zhang Employment Agreement dated January 14, 2026 (the “Zhang Amendment”). Mr. Zhang is eligible to receive the following: (i) an annual base salary of $600,000 (which was subsequently increased to $700,000 pursuant to the Zhang Amendment), subject to annual review; (ii) an annual performance bonus with a target amount of 75% of annual base salary (and a maximum payout of 150% of annual base salary), as determined by the Board or Committee; (iii) discretionary equity awards from time to time, subject to approval by the Board or Committee; and (iv) participation in our employee benefit plans, programs and arrangements that are provided to other senior executives, in each case, less any applicable withholdings and deductions. In addition, Mr. Zhang received a one-time true-up payment equal to the amount he would have received had the base salary increase he received pursuant to the Zhang Employment Agreement gone into effect as of March 1, 2025. The Zhang Employment Agreement is for a term ending on August 1, 2028, with automatic 1-year extensions thereafter unless at least 90 days’ notice of non-renewal is provided by either party. Mr. Zhang’s employment is at-will.

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However, if Mr. Zhang’s employment is terminated by us without Cause, he resigns with Good Reason, or we do not renew the employment term, Mr. Zhang will be eligible to receive, subject to execution, delivery and non-revocation of a general release of claims: (i) an amount equal to 9 months’ (or in the event of a Change in Control Termination, 15 months’) annual base salary, payable in equal installments over 9 months (or, in the event of a Change in Control Termination, payable in a lump sum to the extent permitted by applicable law); (ii) an amount equal to 100% of Mr. Zhang’s annual bonus for the fiscal year in which termination occurs, calculated based on actual performance for the entire fiscal year, if such amount is reasonably determinable as of the date payment would otherwise be made, or if such amount is not reasonably determinable as of the date payment would otherwise be made, an amount equal to 100% of such target bonus; (iii) accelerated vesting of 50% of all unvested equity awards (or 100% in the event of a Change in Control Termination), based on achievement of 100% of target for any performance metrics (or, in the event of a Change in Control Termination, if achievement of the applicable performance metrics is reasonably determinable, based on the achievement of the greater of (a) 100% of target, and (b) actual achievement of the performance metrics); (iv) extension of the post-termination exercise period for any outstanding stock options or stock appreciation rights until the expiration of such awards; and (v) continued coverage under COBRA at active employee rates for up to 9 months (or 15 months in the event of a Change in Control Termination), in each case, less any applicable withholdings and deductions.

A Change in Control Termination under the Zhang Employment Agreement includes Mr. Zhang’s termination without Cause, resignation with Good Reason or our non-renewal of Mr. Zhang’s employment term (i) within 18 months following consummation of a Change in Control, (ii) at a time when we are party to an agreement that would result in the occurrence of a Change in Control if consummated, if such Change in Control has not been terminated or abandoned as of the date of Mr. Zhang’s termination, or (iii) within 90 days prior to the Company’s entrance into an agreement described in (ii). The defined terms set forth in this section to the extent not otherwise defined are defined in the Zhang Employment Agreement.

Mr. Zhang is bound by a (i) perpetual confidentiality obligation, (ii) non-competition obligation during employment and for 12 months post-termination, (iii) non-solicitation obligation with respect to Company personnel and customers during employment and for 12 months post-termination, (iv) perpetual non-disparagement obligation, and (v) covenant with respect to assignment of intellectual property.

Offer Letter with Mr. Zhang, effective February 4, 2025

Pursuant to Mr. Zhang’s offer letter dated February 4, 2025 (the “Zhang Offer Letter”), Mr. Zhang handled special projects on behalf of the Company. As a condition of employment under the Zhang Offer Letter, Mr. Zhang executed an Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement dated February 4, 2025 (the “Covenants Agreement”). The Zhang Offer Letter was superseded in its entirety by the Zhang Employment Agreement, effective August 1, 2025; provided, however, that Exhibit B to the Zhang Offer Letter was expressly preserved and continues in full force and effect. The Covenants Agreement and Exhibit B of the Zhang Offer Letter are referenced as conditions of Mr. Zhang’s entitlement to severance payments under the Zhang Employment Agreement, and the terms thereof survive the execution of the Zhang Employment Agreement.

Offer Letter with Mr. Mohmand, effective October 14, 2024

We entered into an offer letter with Mr. Mohmand on October 11, 2024 (the “Mohmand Offer Letter”), effective as of October 14, 2024, which supersedes and replaces in its entirety all previous offer letters with Mr. Mohmand. Under the Mohmand Offer Letter, Mr. Mohmand serves as Chief Financial Officer, and is eligible to receive the following: (i) an annual base salary of $475,000 (which was subsequently increased by the Committee to $525,000), subject to annual review; (ii) an annual target bonus opportunity of 75% of base salary, based on Mr. Mohmand’s individual performance and the Company’s performance, as determined by the Board or Committee; (iii) equity awards of 490,000 RSUs under the 2022 Incentive Plan, and 490,000 PSUs under the 2022 Incentive Plan; (iv) discretionary equity awards from time to time, subject to approval of the Board or Committee; and (v) participation in welfare and other benefit plans generally available to our employees, in each case, less any applicable withholding and deductions. Mr. Mohmand’s employment is at will, but in the event we terminate his employment without Cause (as defined in the Mohmand Offer Letter), subject to Mr. Mohmand’s execution, delivery and non-revocation of a general release of claims against the Company, he is eligible to receive an amount equal to 12 months’ base salary (or, 24 months if such termination is within 18 months following a Change in Control (as defined in the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Incentive Plan”))) payable in 12 or 24 month installments, as applicable, and an amount equal to 100% of Mr. Mohmand’s annual target bonus for the year of termination, in each case, less applicable withholdings and deductions.

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Under the Mohmand Offer Letter, if payments to Mr. Mohmand in connection with a Change in Control would result in liability for an excise tax under Section 4999 of the Code for “excess parachute payments” as defined in Section 280G of the Code, or result in a loss of tax deduction for the Company or our subsidiaries or affiliates under Section 280G of the Code, the amount of such payments may be reduced to avoid imposition of the excise tax, if such reduction results in a greater post-tax benefit to Mr. Mohmand as compared to payment of the full amount of the payments and imposition of the excise tax.

As a condition of employment, Mr. Mohmand was required to sign an Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement, under which he is bound by a perpetual confidentiality obligation, an invention assignment covenant, non-competition obligations during employment and for 12 months post-termination, and non-solicitation obligations with respect to the Company’s service providers and business partners during employment and for 12 months post-termination, and perpetual non-disparagement covenants.

Offer Letter with Ms. Laltrello, effective January 6, 2025

We entered into an offer letter with Ms. Laltrello on November 26, 2024 (the “Laltrello Offer Letter”), effective as of January 6, 2025. Under the Laltrello Offer Letter, Ms. Laltrello serves as Chief Operating Officer of the Company. Ms. Laltrello is eligible to receive the following: (i) an annual base salary of $550,000; (ii) an annual target bonus opportunity of 80% of base salary, based on each of Ms. Laltrello’s individual performance and the Company’s performance, as determined by the Board or Committee; (iii) a one-time signing bonus of $300,000, subject to repayment if Ms. Laltrello’s employment ends within one year of her start date (other than by us without Cause (as defined in the Laltrello Offer Letter), or by Ms. Laltrello due to her death or Disability (as defined in the Laltrello Offer Letter)); (iv) discretionary equity awards from time to time, subject to approval of the Board or Committee; and (v) participation in welfare and other benefit plans generally available to our employees, in each case, less any applicable withholdings and deductions. Additionally, as an inducement to Ms. Laltrello accepting the position of Chief Operating Officer, we granted her an employment inducement award of 600,000 RSUs, outside of the 2024 Incentive Plan, in accordance with Rule 5635(c)(4) of the Nasdaq Stock Market. Ms. Laltrello’s employment is at-will, and she is not eligible for any severance payments or benefits.

Under the Laltrello Offer Letter, if payments to Ms. Laltrello in connection with a change in control could result in liability for an excise tax under Section 4999 of the Code for “excess parachute payments” as defined in Section 280G of the Code, or result in the loss of a tax deduction under Section 280G of the Code, the amount of such payments to her shall be reduced to avoid imposition of the excise tax so that the maximum amount of such payment is $1 less than the amount that would cause such payments to be subject to the excise tax and/or loss of tax deduction.

As a condition of employment, Ms. Laltrello was required to sign an Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement, under which she is bound by a perpetual confidentiality obligation, an invention assignment covenant, non-competition obligations during employment and for 12 months post-termination, and non-solicitation obligations with respect to the Company’s service providers and business partners during employment and for 12 months post-termination, and perpetual non-disparagement covenants.

Severance and Change in Control Benefits

The Committee and Board believe that severance and change in control arrangements are important components of the overall executive compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract and retain individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of the Company and to promote continuity of management during a corporate transaction.

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Each of our NEOs is eligible for certain severance and change in control payments and benefits, including vesting acceleration of the equity awards in certain circumstances (as described in more detail below under the heading “Executive Compensation-Named Executive Officer Severance Benefits and Change in Control Provisions”). The Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arm’s-length negotiations at the time our NEOs commence employment with the Company, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise. If we did not offer such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon the successful completion of such acquisition.

For an estimate of the post-employment payments that our NEOs are eligible to receive, see “Executive Compensation -Potential Payments Upon Termination or Change in Control” below.

Compensation Risk Assessment

The Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term stockholder value. Based on its review, the Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Accounting and Tax Considerations

Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction to $1 million for compensation paid to each “covered employee.” The group of covered employees generally includes the Company’s principal executive officer, principal financial officer, and certain other highly compensated executive officers. Once an individual becomes a covered employee, they generally remain a covered employee for all future years (including after termination of employment).

The Committee considers the potential impact of Section 162(m) when making compensation decisions for the Company’s NEOs. However, the Committee may approve compensation that is not deductible under Section 162(m) if it determines that such compensation is otherwise in the best interests of the Company and its stockholders.

Compensation Committee Report

The Committee has reviewed and discussed this CD&A with management. Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement, and such recommendation was approved by the Board.

Members of the Compensation Committee

Richard Nottenburg, Chair

Rachel Lee, Member

Douglas Miller, Member

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SUMMARY COMPENSATION TABLE

The following table presents information regarding the total compensation awarded to, earned by, or paid to our Named Executive Officers during the fiscal years ended May 31, 2026, May 31, 2025, and May 31, 2024.

Name and Principal Position(s)	Year	Salary(1)	Bonus	Stock Awards(2)	All Other Compensation(3)	Total
Wes Cummins	2026	$875,000	$1,200,000	$185,900,249	$1,242,271	$189,217,520
Chief Executive Officer and Chairman	2025	$706,251	$1,500,000	$25,462,000	$39,841	$27,708,092
	2024	$600,000	$600,000	-	$37,002	$1,237,002

Jason Zhang(4)	2026	$688,279	$-	$99,325,997	$21,069	$100,035,346
President and Co-Founder and Former Co-Founder and Chief Strategy Officer	2025	-	-	-	-	-
	2024	-	-	-	-	-

Saidal Mohmand(5)	2026	$525,000	$1,106,313	$38,635,052	$214,541	$40,480,906
Chief Financial Officer	2025	$369,792	$445,313	$8,932,700	$39,751	$9,787,555
	2024	-	-	-	-	-

Laura Laltrello(6)	2026	$527,083	$215,800	$1,842,526	$48,802	$2,634,211
Chief Operating Officer	2025	$222,917	$176,000	$9,534,000	$13,493	$9,946,409
	2024	-	-	-	-	-

(1)	Amounts for Mr. Cummins represent a salary of $600,000 from June 1, 2024 through October 31, 2024 and $750,000 from November 1, 2024 through the end of Fiscal Year 2025. Mr. Cummins’ salary information for Fiscal Year 2025 also includes a $62,500 true-up payment in connection with his Employment Agreement entered into on October 10, 2024.

Amounts for Mr. Mohmand represent a salary of $250,000 from June 1, 2024 through October 14, 2024 and $475,000 from October 15, 2024 through the end of the fiscal year.

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(2)	Consists of the grant date fair value of (i) RSUs made under the 2022 Incentive Plan and the 2024 Incentive Plan, (ii) PSUs made under the 2022 Incentive Plan and the 2024 Incentive Plan, (iii) RSUs made outside of the 2022 Incentive Plan or the 2024 Incentive Plan, and (iv) management incentive plan unit (“MIP Unit”) awards made under the APLD ChronoScale Management LLC Equity Incentive Plan (the “Management LLC Plan”) (as more fully described below under “Transactions With Related Persons-Related Party Transactions”), determined in accordance with Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be received by the named executive officers if the RSUs, PSUs, and MIP Units vest.

(3)	Amount reported in this column for the fiscal year 2026 includes, as applicable, (i) the value of perquisites and personal benefits (as defined by the SEC), including (A) costs related to personal use of private aircraft by Messrs. Cummins and Mohmand in the amount of $1,086,224 and $91,105, respectively, which represents the aggregate incremental cost to the Company of such private aircraft usage; (B) payments made by the Company on behalf of Messrs. Cummins and Mohmand for costs related to personal security at their residences in the amount of $109,577 and $77,057, respectively; (ii) health care premiums paid by the Company in the amount of $46,469 for Mr. Cummins, $46,379 for each of Mr. Mohmand and Ms. Laltrello, and $18,646 for Mr. Zhang. In accordance with applicable SEC rules and requirements, we valued perquisites and personal benefits based on our incremental cost of providing such items.

(4)	Information is not included for fiscal years 2025 and 2024 for Mr. Zhang because he was not a named executive officer in those fiscal years.

(5)	Information is not included for fiscal year 2024 for Mr. Mohmand because he was not a named executive officer in fiscal year 2024.

(6)	Information is not included for fiscal year 2024 for Ms. Laltrello because she joined the Company during fiscal year 2025.

Employment Agreements with Our Named Executive Officers

See “Compensation Discussion and Analysis – Offer Letters and Employment Agreements with Our Named Executive Officers” for the material terms of each NEO’s employment agreement or arrangement.

Named Executive Officer Severance Benefits and Change in Control Provisions

As of the date of this Proxy Statement, each of our NEOs is party to an employment agreement or offer letter with the Company. The severance and Change in Control terms of these arrangements are summarized below. For a complete summary of such executive employment agreements and offer letters, see “Compensation Discussion and Analysis–Offer Letters and Employment Agreements with Our Named Executive Officers.”

Severance Not in Connection with a Change in Control

In the event of an involuntary termination of employment not in connection with a Change in Control, certain NEOs are entitled to specified amounts of severance.

●	For a termination without Cause or a resignation for Good Reason, Mr. Cummins is entitled to severance consisting of salary continuation equal to 18 months of base salary, plus an amount equal to 100% of his annual bonus (based on actual performance, or if not reasonably determinable, 100% of annual target bonus), 50% accelerated vesting of unvested equity awards (with accelerated vesting of any equity awards with performance-based vesting measured based on achievement of 100% of target), and continued coverage under the Company’s group health plan at active employee rates for up to 18 months.
●	For a termination without Cause, Mr. Mohmand is entitled to severance consisting of salary continuation equal to 12 months of base salary, plus an amount equal to 100% of his annual target bonus.
●	For a termination without Cause or a resignation for Good Reason, Mr. Zhang is entitled to severance consisting of salary continuation equal to 9 months of base salary, plus an amount equal to 100% of his annual bonus (based on actual performance, or if not reasonably determinable, 100% of annual target bonus), 50% accelerated vesting of unvested equity awards, and continued coverage under the Company’s group health plan at active employee rates for up to 9 months.
●	Ms. Laltrello’s offer letter does not provide for severance upon an involuntary termination not in connection with a Change in Control.

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Severance in Connection with a Change in Control

In the event of an involuntary termination of employment in connection with a Change in Control, in lieu of the severance described above, the NEOs are entitled to enhanced severance.

●	Mr. Cummins is entitled to severance consisting of salary continuation equal to 30 months of base salary, plus an amount equal to 250% of his annual bonus (based on actual performance, or if not reasonably determinable, 200% of annual target bonus), 100% accelerated vesting of unvested equity awards (with accelerated vesting of any equity awards with performance-based vesting, if achievement of the performance metrics are reasonably determinable, measured based on achievement of the greater of (1) 100% of target, and (2) actual achievement of the performance metrics), and continued coverage under the Company’s group health plan at active employee rates for up to 18 months.
●	Mr. Mohmand is entitled to severance consisting of salary continuation equal to 24 months of base salary, plus an amount equal to 100% of his annual target bonus. In addition, upon consummation of a Change in Control on or after the one-year anniversary of the effective date of Mr. Mohmand’s offer letter, he is entitled to 100% accelerated vesting of the 490,000 RSUs granted to him on October 17, 2024.
●	Mr. Zhang is entitled to severance consisting of salary continuation equal to 15 months of base salary, plus an amount equal to 100% of his annual bonus (based on actual performance, or if not reasonably determinable, 100% of annual target bonus), 100% accelerated vesting of unvested equity awards, and continued coverage under the Company’s group health plan at active employee rates for up to 15 months.
●	Ms. Laltrello is entitled to 50% accelerated vesting of the then-unvested portion of the 600,000 RSUs granted to her on January 6, 2025 and 100% accelerated vesting of the then-unvested portion of the 600,000 PSUs granted to her on March 27, 2025 if the Change in Control occurs on or prior to December 31, 2027.

The terms “Cause,” “Good Reason,” and “Change in Control”, as applicable, are defined in the NEO’s employment agreements and offer letters.

For a summary of the termination provisions provided in the NEO’s multi-year awards granted in Fiscal Year 2026, see “Compensation Discussion and Analysis,” and for further information about our NEO’s severance provisions, including potential accelerated vesting of equity awards, see “Potential Payments Upon Termination or Change in Control”.

Other Provisions

Each of the employment agreements and offer letters with Messrs. Cummins, Mohmand, and Zhang and Ms. Laltrello contains a cutback provision that reduces the compensation payable under the agreement to the extent necessary to avoid the imposition of the excise tax under Section 4999 of the Code and the loss of the Company’s federal income tax deduction under Section 280G. With respect to Messrs. Cummins, Mohmand, and Zhang, the cutback applies only if the net after-tax benefit to the executive would be greater after giving effect to such reduction. None of the employment agreements or offer letters provide for a gross-up for any excise taxes in connection with a Change in Control.

Potential Payments upon Termination or Change in Control

The table below reflects, as applicable, cash severance, equity acceleration, and continuation of employment benefits payable to our NEOs in connection with (A) an involuntary termination of employment (i.e., a termination without Cause or resignation for Good Reason) other than in connection with a Change in Control of the Company (assuming that awards that are eligible to vest based on achievement of performance goals following termination of employment do not vest), (B) a Change in Control of the Company and no termination of employment (assuming that (i) all equity awards will not be assumed, continued or substituted by the successor entity, and (ii) unless vesting is accelerated in accordance with the terms of the applicable award agreement, unvested equity awards are cancelled upon consummation of the Change in Control without payment of consideration), and (C) an involuntary termination (i.e., a termination without Cause or resignation for Good Reason) immediately following a Change in Control of the Company, assuming for each of (A), (B) and (C) that the applicable triggering event(s) occurred on May 31, 2026, and that the above-mentioned agreements were in effect on that date. Generally, however, on any termination, the applicable NEO would have received accrued and unpaid salary and other benefits until the date of termination. In addition. Further, the table below assumes that (i) each of the NEOs executes a release of claims, to the extent required, and (ii) complies with all applicable restrictive covenants.

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Name	Benefit(13)	(A) Involuntary Termination not in Connection with a Change in Control ($)		(B) Change in Control ($)		(C) Involuntary Termination Immediately Following a Change in Control ($)
Wes Cummins	Cash Severance	2,187,500	(1)	-		4,375,000	(2)
	Equity Acceleration	137,112,000	(3)	165,480,000	(4)(6)	236,400,000	(5)(11)
	Continuation of Benefits	85,030	(8)	-		85,030	(10)
	Total	139,384,530		165,480,000		240,860,030

Jason Zhang	Cash Severance	1,050,000	(1)			1,400,000	(2)
	Equity Acceleration	55,554,000	(3)	123,445,125	(6)(7)	170,725,125	(5)(11)
	Continuation of Benefits	42,515	(8)	-		70,858	(10)
	Total	56,646,515		123,445,125		172,195,983

Saidal Mohmand	Cash Severance	918,750	(1)	-		1,443,750	(2)
	Equity Acceleration	29,077,200	(3)	81,518,787	(6)(9)	87,428,787	(5)(11)
	Continuation of Benefits	-		-		-
	Total	29,995,950		81,518,787		88,872,537

Laura Laltrello	Cash Severance	-		-		-
	Equity Acceleration	-		28,368,000	(6)(12)	37,824,000	(5)
	Continuation of Benefits	-		-		-
	Total	-		28,368,000		37,824,000

(1)	The dollar amounts represent the estimated maximum amount of cash severance payable by the Company to Messrs. Cummins, Zhang and Mohmand pursuant to each of their employment agreements. The dollar amounts include (i) for Mr. Cummins, $1,312,500 for continued payment of 18 months’ base salary, plus a bonus of $875,000, (ii) for Mr. Zhang, $525,000 for continued payment of 9 months’ base salary, plus a bonus of $525,000 and (iii) for Mr. Mohmand, $525,000 for continued payment of 12 months’ base salary, plus a bonus of $393,750. Each bonus is calculated based on the executive’s annual target bonus for Fiscal Year 2026. In each case, salary continuation payments would be paid in equal installments during the severance period, and the bonus would be payable in a cash lump sum within ten days following the later of (i) the date of termination and (ii) the effectiveness of a release of claims. For more information, see “Compensation Discussion and Analysis–Offer Letters and Employment Agreements with Our Named Executive Officers”.

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(2)	The dollar amounts represent the estimated maximum amount of cash severance payable by the Company to Messrs. Cummins, Zhang and Mohmand pursuant to each of their employment agreements. The dollar amounts include (i) for Mr. Cummins, $2,187,500 for continued payment of 30 months’ base salary, plus a bonus of $2,187,500, (ii) for Mr. Zhang, $875,000 for continued payment of 15 months’ base salary, plus a bonus of $525,000, and (iii) for Mr. Mohmand, $1,050,000 for continued payment of 24 months’ base salary, plus a bonus of $393,750. For more information on Fiscal Year 2026 annual bonuses, see “Compensation Discussion and Analysis”. Salary continuation payments would be paid (i) for Mr. Mohmand, in equal installments during the severance period, and (ii) for Messrs. Cummins and Zhang, in a cash lump sum within ten days following the later of (x) the date of termination and (y) the effectiveness of a release of claims. Bonuses would be payable in a cash lump sum within ten days following the later of (i) the date of termination and (ii) the effectiveness of a release of claims. For more information, see “Compensation Discussion and Analysis–Offer Letters and Employment Agreements with Our Named Executive Officers.”
(3)	Subject to the terms and conditions of the applicable PSUs, some or all of the unvested PSUs may remain outstanding and eligible to vest in the event performance vesting conditions are achieved following termination of employment. The values shown in the table above assume that no portion of the performance vesting conditions are achieved following termination of employment.
(4)	Reflects the value of 100% accelerated vesting of PSUs on a change in control, as set forth in the award agreements evidencing PSUs granted to Mr. Cummins on October 10, 2024, November 15, 2024, and March 27, 2025.
(5)	Reflects the value of accelerated vesting of RSUs and PSUs granted under the Plans based upon the closing price of our common stock of $47.28 on May 29, 2026, the last trading day of Fiscal Year 2026.
(6)	As of May 29, 2026, (i) Mr. Cummins held 1,600,000 unvested PSUs and 300,000 unvested RSUs under the 2022 Incentive Plan, and 6,100,000 unvested PSUs and 1,500,000 unvested RSUs under the 2024 Incentive Plan, (ii) Mr. Zhang held 2,100,000 unvested PSUs and 1,000,000 unvested RSUs under the 2024 Incentive Plan, (iii) Mr. Mohmand held 490,000 unvested PSUs and 245,000 unvested RSUs under the 2022 Incentive Plan, and 995,000 unvested PSUs and 250,000 unvested RSUs under the 2024 Incentive Plan, and (iv) Ms. Laltrello held 600,000 unvested PSUs under the 2024 Incentive Plan and 400,000 unvested RSUs granted outside of the Plans. Of those unvested RSUs and PSUs, the dollar amount in the table reflects the accelerated vesting of 1,800,000 RSUs and 3,200,000 PSUs held by Mr. Cummins, 500,000 RSUs and 3,110,937 PSUs held by Mr. Zhang, 250,000 RSUs and 1,599,170 PSUs held by Mr. Mohmand, and 200,000 RSUs and 600,000 PSUs held by Ms. Laltrello. Based on the number of PSUs and RSUs that have vested since May 31, 2026 and as of the date of this Proxy Statement, 2,400,000 of such PSUs held by Mr. Cummins have vested, 125,000 of such RSUs and 1,275,000 of such PSUs held by Mr. Zhang have vested, 735,000 of such PSUs held by Mr. Mohmand have vested, and 100,000 of such RSUs and 600,000 of such PSUs held by Ms. Laltrello have vested, and, accordingly, vesting of such RSUs and PSUs would not accelerate upon termination of employment or in connection with a change in control.
(7)	The portion of this value attributable to the PSUs granted to Mr. Zhang on February 6, 2026 assumes that 100% of the first and third tranches of such PSUs vest upon a change in control and 88.125% of the second and fourth tranches of such PSUs vest upon a change of control based on PSU-Eligible Contracts and RFS dates as of May 29, 2026. For more information, see “Compensation Discussion and Analysis–Zhang 2026 PSUs.”
(8)	The dollar amounts represent the approximate cost to the Company of continued coverage under the Company’s group health plan at active employee rates to Messrs. Cummins and Zhang, assuming such coverage is provided for up to 18 months and 9 months, respectively. Such reimbursements are payable monthly, subject to the executive providing proof of payment. For more information, see “Compensation Discussion and Analysis–Offer Letters and Employment Agreements with Our Named Executive Officers.”
(9)	The portion of this value attributable to the PSUs granted to Mr. Mohmand on February 6, 2026 assumes that 100% of the first tranche of such PSUs vest upon a change in control and 65.11% of the second tranche of such PSUs vest upon a change of control based on Contracted NOI as of May 29, 2026. For more information, see “Compensation Discussion and Analysis–Mohmand 2026 PSUs.”
(10)	The dollar amounts represent the approximate cost to the Company of continued coverage under the Company’s group health plan at active employee rates to Messrs. Cummins and Zhang, assuming such coverage is provided for 18 months and 15 months, respectively. Such reimbursements are payable monthly, subject to the executive providing proof of payment. For more information, see “Compensation Discussion and Analysis–Offer Letters and Employment Agreements with Our Named Executive Officers.”
(11)	Includes the value reflected in column B.
(12)	Reflects the value of 100% accelerated vesting of PSUs on a change in control, as set forth in the award agreement evidencing the PSUs granted to Ms. Laltrello on March 27, 2025.
(13)	Certain equity awards include fractional shares, which have been rounded down to the nearest whole share.

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Grants of Plan-Based Awards in 2026

The following table presents information concerning each grant of an award made to a NEO in Fiscal Year 2026 under any plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Award			All Other Stock Awards: Number of Shares of Stock or	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/sh)	Awards ($)
Wes Cummins	1/6/2026				1,500,000	4,500,000					122,085,000	(2)
	1/6/2026							1,500,000			45,390,000	(3)
	4/9/2026							3,563,878			18,425,249	(4)

Jason Zhang	8/8/2025							750,000			10,650,000	(5)
	11/25/2025							170,000			4,035,800
	2/6/2026				375,000	1,500,000					52,425,000	(6)
	2/6/2026							500,000			17,475,000	(7)
	4/9/2026							2,851,102			14,740,197	(4)

Saidal Mohmand	2/6/2026				375,000	750,000					26,212,500	(8)
	2/6/2026							250,000			8,737,500	(9)
	4/9/2026							712,776			3,685,052	(4)

Laura Laltrello(9)	4/9/2026				-	-		356,388			1,842,526	(4)

(1)	The vesting schedule applicable to each outstanding award is set forth in “Outstanding Equity Awards at May 31, 2026” below.
(2)	The average grant date fair value of PSUs granted on January 6, 2026 that vest in three equal tranches, with each tranche subject to achievement of an average closing stock price hurdle (equal to $50, $75 and $100, respectively), as measured over a 90 consecutive calendar day period, as described in our Current Report on Form 8-K/A filed with the SEC on January 8, 2026. The tranches were fair valued at $28.44, $27.08, and $25.87 per share, respectively.
(3)	The average grant date fair value of RSUs granted on January 6, 2026 that vest as follows: 300,000 RSUs on January 6, 2027, with the remainder vesting in equal installments of 150,000 RSUs every six months thereafter such that the RSUs will be fully vested January 6, 2031.
(4)	MIP Unit awards made under Management LLC Plan of APLD ChronoScale Management LLC (“Management LLC”), a wholly-owned subsidiary of the Company, which were fully vested upon receipt, and were fair valued at $5.17 per MIP Unit.
(5)	The average grant date fair value of RSUs granted on August 8, 2025 that vest as follows: 125,000 RSUs on September 12, 2026, 125,000 RSUs on March 12, 2027, 125,000 RSUs on September 12, 2027 and 125,000 RSUs on March 12, 2028.
(6)	The average grant date fair value of PSUs granted on February 6, 2026 that may be earned during fiscal years 2026, 2027, and 2028 if certain performance criteria are met, as described in our Current Reports on Form 8-K, as filed with the SEC on February 9, 2026. The tranches were fair valued at $ 34.95, $ 34.95, and $ 34.95 per share, respectively.
(7)	The average grant date fair value of RSUs granted on February 6, 2026 that vest as follows: 100,000 RSUs on February 6, 2027, with the remainder vesting in equal installments of 50,000 RSUs every six months thereafter such that the RSUs will be fully vested on February 6, 2031.
(8)	The average grant date fair value of PSUs granted on February 6, 2026 that may be earned during fiscal years 2026, 2027, and 2028 if certain performance criteria are met, as described in our Current Reports on Form 8-K, as filed with the SEC on February 9, 2026. The tranches were fair valued at $ 34.95, $ 34.95, and $ 34.95 per share, respectively.
(9)	The average grant date fair value of RSUs granted on February 6, 2026 that vest as follows: 50,000 RSUs on February 6, 2027, with the remainder vesting in equal installments of 25,000 RSUs every six months thereafter such that the RSUs will be fully vested on February 6, 2031.

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Outstanding Equity Awards at May 31, 2026

The following table summarizes, for each of the Named Executive Officers, the number of shares of common stock underlying outstanding stock awards held as of May 31, 2026.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (12)
Wes Cummins	10-Oct-24	300,000	(1)	14,184,000
	15-Nov-24	1,600,000	(2)	75,648,000
	27-Mar-25	1,600,000	(2)	75,648,000
	6-Jan-26	4,500,000	(3)	212,760,000
	6-Jan-26	1,500,000	(4)	70,920,000

Jason Zhang	27-Mar-25	600,000	(5)	28,368,000
	8-Aug-25	500,000	(6)	23,640,000
	6-Feb-26	1,500,000	(7)	70,920,000
	6-Feb-26	500,000	(8)	23,640,000

Saidal Mohmand	17-Oct-24	245,000	(9)	11,583,600
	15-Nov-24	490,000	(2)	23,167,200
	27-Mar-25	245,000	(2)	11,583,600
	6-Feb-26	750,000	(7)	35,460,000
	6-Feb-26	250,000	(10)	11,820,000

Laura Laltrello	6-Jan-25	400,000	(11)	18,912,000
	27-Mar-25	600,000	(2)	28,368,000

(1)	Comprised of RSUs that vest as follows: 100,000 RSUs on October 10, 2026, 100,000 RSUs on April 10, 2027, and 100,000 RSUs on October 10, 2027.
(2)	Comprised of PSUs that may be earned during fiscal years 2026, 2027, and 2028 if certain performance criteria are met, as described in our Current Reports on Form 8-K/A filed with the SEC on January 8, 2025, and April 17, 2025.
(3)	Comprised of PSUs granted on January 6, 2026 and vest in three equal tranches, with each tranche subject to achievement of an average closing stock price hurdle (equal to $50, $75 and $100, respectively), as measured over a 90 consecutive calendar day period, as described in our Current Report on Form 8-K/A filed with the SEC on January 8, 2026.
(4)	Comprised of RSUs that vest as follows: 300,000 RSUs on January 6, 2027, with the remainder vesting in equal installments of 150,000 RSUs every six months thereafter such that the RSUs will be fully vested January 6, 2031.
(5)	Comprised of PSUs that may be earned during fiscal years 2026, 2027, and 2028 if certain performance criteria are met.
(6)	Comprised of RSUs that vest as follows: 125,000 RSUs on September 12, 2026, 125,000 RSUs on March 12, 2027, 125,000 RSUs on September 12, 2027 and 125,000 RSUs on March 12, 2028.
(7)	Comprised of PSUs that may be earned during fiscal years 2026, 2027, and 2028 if certain performance criteria are met, as described in our Current Reports on Form 8-K, as filed with the SEC on February 9, 2026.
(8)	Comprised of RSUs that vest as follows:100,000 RSUs on February 6, 2027, with the remainder vesting in equal installments of 50,000 RSUs every six months thereafter such that the RSUs will be fully vested on February 6, 2031.
(9)	Comprised of RSUs that vest as follows: 81,666 RSUs on October 4, 2026, 81,667 RSUs on April 4, 2027, and 81,667 RSUs on October 4, 2027.
(10)	Comprised of RSUs that vest as follows:50,000 RSUs on February 6, 2027, with the remainder vesting in equal installments of 25,000 RSUs every six months thereafter such that the RSUs will be fully vested on February 6, 2031.
(11)	Comprised of RSUs that vest as follows: 100,000 RSUs on July 6, 2026, 100,000 RSUs on January 6, 2027, 100,000 RSUs on July 6, 2027, and 100,000 RSUs on January 6, 2028.
(12)	The values set forth in this column have been calculated using the fair value at fiscal year end of outstanding and unvested RSUs and PSUs granted in the applicable fiscal year, as required by Regulation S-K promulgated under the Securities Act, rather than the grant date fair value of such awards.

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2026 Option Exercises and Stock Vested

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Wes Cummins	-	-	83,334	1,240,843
			100,000	2,653,000
			200,000	6,798,000
			100,000	2,456,000
			100,000	2,626,000

Jason Zhang	-	-	170,000	4,239,800
			250,000	6,870,000

Saidal Mohmand	-	-	20,834	310,218
			20,834	310,218
			12,500	331,625
			81,667	2,166,626
			81,667	2,005,742
			12,500	307,000

Laura Laltrello	-	-	200,000	6,054,000

(1)	Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Board and Compensation Committee grant awards without regard to the share price or the timing of the release of material nonpublic information and do not time grants for the purpose of affecting the value of executive compensation. Accordingly, it is our policy that our management team makes a good faith effort to advise the Board and Compensation Committee whenever it is aware that material nonpublic information is planned to be released to the public in close proximity to the grant of equity awards.

CEO Pay Ratio Disclosure

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Wes Cummins, our CEO, for Fiscal Year 2026.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining earnings for all individuals, excluding our CEO, who were employed by us on May 31, 2026. We had approximately 268 employees on that date. We included all employees in the foregoing count, whether employed on a full-time or part-time basis. For those full and part-time employees with less than one year of service, we annualized earnings for comparison purposes.

After identifying the median employee based on earnings, we calculated annual total compensation of the median employee, as required pursuant to the SEC executive compensation disclosure rules.

The pay ratio is 828:1 for fiscal year 2026. The calculation is based on median annual total compensation of all employees, other than our CEO, of $228,491.49 and our current CEO’s annual total compensation of $189,217,520 as disclosed in our Summary Compensation Table on page 43.

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PAY Versus Performance

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and to our non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance of the Company. The data included in the CAP columns does not reflect the actual amount of compensation earned or paid to our executive officers during the applicable fiscal year and it is reported solely pursuant to the requirements of Item 402(v). The CAP amount also does not represent amounts that have actually been earned or realized, including with respect to certain equity awards, for which performance conditions for these equity awards have not yet been satisfied. To this end, information in the following table may not reflect whether compensation actually realized is aligned with performance. The Compensation Committee did not consider the pay versus performance disclosure in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis above.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compen-sation Table Total for PEO (1)	Compen-sation Actually Paid to PEO (2)	Average Summary Compen-sation Table Total for Non-PEO NEOs (1)	Average Compen-sation Actually Paid to Non-PEO NEOs (3)	Total Share-holder Return (4)	Peer group total Share-holder Return (4)	Net Income (Loss) (thousands) (5)	Adjusted EBITDA (thousands)
2026	$189,217,520	$458,787,192	$47,716,821	$90,328,659	$979	$461	$(250,263)	$107,229
2025	$27,708,092	$29,648,593	$9,866,986	$9,028,329	$141	$128	$(233,680)	$19,628
2024	$1,237,002	$(2,864,834)	$1,385,106	$98,090	$88	$126	$(149,274)	$21,922
2023	$5,954,578	$19,471,246	$1,928,843	$5,883,078	$173	$82	$(44,646)	$1,175

(1)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Wes Cummins and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s Non-PEO NEOs.

(2)	Amounts reported in this column represent the CAP to Wes Cummins as the Company’s PEO in the indicated fiscal years, as calculated per the SEC disclosure rules based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

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PEO	2023	2024	2025	2026
Summary Compensation Table - Total Compensation (a)	$5,954,578	$1,237,002	$27,708,092	$189,217,520
Minus
Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year (b)	$5,455,000	$-	$25,462,000	$185,900,249
Plus
Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year (c)	$20,227,503	$-	$25,954,000	$283,680,000
Plus
Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years (d)	$-	$(2,691,000)	$736,668	$141,575,000
Plus
Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	$274,166	$-	$-	$18,425,249
Plus
Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$(1,530,000)	$(1,410,836)	$711,832	$11,789,672
Minus
Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	$-	$-	$-	$-
Compensation Actually Paid	$19,471,246	$(2,864,834)	$29,648,593	$458,787,192

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to Wes Cummins during the indicated fiscal year, computed in accordance with FASB ASC 718. Amounts shown are the amounts reported in the Summary Compensation Table.
(c)	Represents the aggregate fair value as of the indicated fiscal year-end of Wes Cummins outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(d)	Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by Wes Cummins as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.
(e)	Represents the aggregate fair value at vesting of the stock and option awards that were granted to Wes Cummins and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by Wes Cummins that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)	Represents the aggregate fair value as of the last day of the prior fiscal year of Wes Cummins’s stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(3)	Amounts reported in this column represent the average CAP to the Company’s Non-PEO NEOs in the indicated fiscal years, as calculated per the SEC disclosure rules based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

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NEO Average	2023	2024	2025	2026
Summary Compensation Table - Total Compensation (a)	$1,928,843	$1,385,106	$9,866,982	$47,716,821
Minus
Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year (b)	$1,299,790	$514,000	$9,233,350	$46,601,192
Plus
Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year (c)	$5,440,483	$423,000	$8,002,486	$33,096,000
Plus
Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years (d)	$-	$(798,674)	86,668	$42,877,000
Plus
Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	$68,541	$-	$200,898	10,391,192
Plus
Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$(254,999)	$(397,341)	$104,645	$2,848,838
Minus
Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	-	-	-	-
Compensation Actually Paid	$5,883,078	$98,090	$9,028,329	$90,328,659

(a)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Non-PEO NEOs in the indicated fiscal year.
(b)	Represents the average aggregate grant date fair value of the stock awards and option awards granted to the reported Non-PEO NEOs during the indicated fiscal year computed in accordance with FASB ASC 718. Amounts shown are the amounts reported in the Summary Compensation Table.
(c)	Represents the average aggregate fair value as of the indicated fiscal year-end of the Non-PEO NEOs outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(d)	Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the Non-PEO NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.
(e)	Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the Non-PEO NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the Non-PEO NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)	Represents the average aggregate fair value as of the last day of the prior fiscal year of the Non-PEO NEOs stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year computed in accordance with FASB ASC 718.

(4)	Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in fiscal 2026, 2025, 2024 or 2023.

(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Financial Performance Measures

In accordance with the Pay Versus Performance Rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link CAP to our NEOs, for fiscal year 2026, to Company performance:

●	Revenue;
●	Contracted revenue, including investment grade contracted revenue; and
●	Net operating income.

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Pay Versus Performance Relationships Descriptions

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the CAP to our PEO and the average of the CAP to our Non-PEO NEOs, with (i) our TSR, (ii) our peer group TSR (iii) our net income and (iv) our adjusted EBITDA, in each case, for the fiscal years ended May 31, 2026, May 31, 2025, May 31, 2024 and May 31, 2023. TSR amounts reported in the graph assume an initial fixed investment of $100.

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A portion of our NEO’s compensation consists of equity awards. As a result, the change between the values disclosed in our Summary Compensation Table and CAP tends to be directionally aligned with changes in our TSR.

COMPENSATION ACTUALLY PAID VS. NET LOSS VS. ADJUSTED EBITDA
2023
2024
2025
2026
Compensation Actually Paid (in thousands)
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
$(300,000)
$458,787
$107,229
$21,922
$19,628
$1,175
$(44,646)
$90,329
$(149,274)
$19,471
$5,883
$98
$29,649
$9,028
$(2,865)
$(233,680)
$(250,263)
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Net Loss
Adjusted EBITDA

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing the Company makes under the Securities Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information concerning the compensation paid to our directors who served on our Board during fiscal year ended May 31, 2026, except for Wes Cummins, whose compensation is set forth in the Summary Compensation Table above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		All Other Compensation ($)	Total ($)
Ella Benson	$52,000	$240,002	(2)	$-	$292,002
Charles Hastings	$56,000	$240,002	(3)	$-	$296,002
Rachel Lee	$53,500	$240,002	(4)	$-	$293,502
Douglas Miller	$92,500	$240,002	(5)	$-	$332,502
Richard Nottenburg	$71,000	$240,002	(6)	$-	$311,002

(1)	Amounts shown represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of awards of restricted stock and RSUs granted during fiscal year ended May 31, 2026.
(2)	Ms. Benson held unvested RSAs for 20,325 shares of common stock and 7,747 unvested RSUs as of May 31, 2026.
(3)	Mr. Hastings held 7,747 unvested RSUs as of May 31, 2026.
(4)	Ms. Lee held unvested RSAs for 15,397 shares of common stock and 7,747 unvested RSUs as of May 31, 2026.
(5)	Mr. Miller held 7,747 unvested RSUs as of May 31, 2026.
(6)	Dr. Nottenburg held 7,747 unvested RSUs as of May 31, 2026.

Non-Employee Director Compensation Policy

The following table shows the annual cash retainer fees for non-employee directors:

Base retainer	$40,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chair	$12,000
Nominating and Corporate Governance Committee Member	$6,000
Lead Independent Director	$25,000

Non-employee directors serving in multiple leadership roles receive incremental compensation for each role. Directors are not expected to receive additional compensation for attending regularly scheduled Board or committee meetings. For less than full years of service, the compensation paid to the non-employee directors will be prorated based on the number of days of service. Directors also receive customary reimbursement for reasonable out-of-pocket expenses related to Board service.

In addition to the annual cash retainer fees, directors also receive an annual grant of RSUs valued at $240,000, calculated using the closing price of the common stock on the Nasdaq Global Select Market on the date of grant, which is the date of each annual meeting of stockholders, and vesting on the first anniversary of the date of grant.

On November 9, 2025, each non-employee director received a grant of RSUs for 7,747 shares of common stock that will vest on November 5, 2026, in order to compensate such elected or re-elected director (at the Annual Meeting of the Company’s stockholders held on November 5, 2025) for service on the Company’s Board for the subsequent 12 months.

Directors who are employees of the Company do not receive any additional compensation for Board service.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan

On October 9, 2021, our Board approved two equity incentive plans, which our stockholders approved on January 20, 2022. The two plans consist of the Applied Blockchain, Inc. 2022 Incentive Plan (the “2022 Incentive Plan”), which provided for grants of various equity awards to our employees and consultants, and the 2022 Non-Employee Director Stock Plan (as amended, the “Director Plan” and, together with the 2022 Incentive Plan, the “Prior Plans”), which provided for grants of restricted stock awards to non-employee directors and for deferral of cash and stock compensation if such deferral provisions are activated at a future date. The Prior Plans were terminated as of November 20, 2024, effective upon the stockholder approval of the 2024 Incentive Plan, such that no new awards will be granted under the Prior Plans but all awards outstanding as of November 20, 2024 shall continue in effect in accordance with their terms.

On October 8, 2024, our Board approved the 2024 Incentive Plan, which our stockholders approved on November 20, 2024, which provides for grants of various equity awards to our employees and consultants. On September 8, 2025, our Board approved an amendment to the 2024 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2024 Incentive Plan from 10,000,000 shares to 25,000,000 shares, which our stockholders approved on November 5, 2025.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of May 31, 2026:

Plan	Number of shares of common stock issuable upon exercise of outstanding options, warrants or rights		Weighted average exercise price of outstanding options, warrants or rights	Number of shares of common stock remaining available for future issuance
2022 Incentive Plan	4,070,936		-	-
2024 Incentive Plan	17,881,147		-	6,038,029
Director Plan	-		-	-
Plans not approved by stockholders	400,000	(1)	-	-
TOTAL	22,352,083		-	6,038,029

(1) Represents an employment inducement award consisting of 600,000 time-based RSUs granted to Ms. Laltrello, with an effective grant date of January 6, 2025. The RSUs will vest over a three-year period, subject to Ms. Laltrello’s continuous employment on each applicable vesting date. The award was granted outside of the 2024 Incentive Plan, in accordance with Rule 5635(c)(4) of The Nasdaq Stock Market LLC.

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REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Applied Digital Corporation submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended May 31, 2026, as follows:

1.	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2026.

2.	The Audit Committee has discussed with representatives of CBIZ, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with CBIZ, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by CBIZ, is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, for filing with the Securities and Exchange Commission.

Audit Committee of Applied Digital Corporation

Douglas Miller

Chuck Hastings

Richard Nottenburg

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of September 16, 2026 (unless otherwise noted) by:

(a)	each of our NEOs;

(b)	each of our Directors;

(c)	all of our directors and officers as a group; and

(d)	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, based on information furnished to us, the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own. Any securities that are exercisable for, or convertible into, shares of common stock within 60 days of September 25, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our common stock is based on 299,170,185 shares of our common stock outstanding on September 16, 2026.

Name(1)	Number of Shares Beneficially Owned	Percentage of Common Stock
Directors & Executive Officers:
Wes Cummins (2)	23,361,036	7.8%
Ella Benson	68,422	*
Chuck Hastings	388,372	*
Rachel Lee	67,147	*
Douglas Miller	184,859	*
Richard Nottenburg	133,378	*
Saidal Mohmand	888,431	*
Laura Laltrello	813,156	*
Jason Zhang	2,539,227	*
All current directors and executive officers as a group (9 persons)		9.5%
5% or greater holders:
Hood River Capital Management LLC(3)	22,037,431	7.4%
Jane Street Group, LLC(4)	20,886,105	7.0%

* Less than 1% of outstanding shares.

(1)	Except as otherwise indicated, the address of each person named in this table is c/o Applied Digital Corporation, 3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas 75219.
(2)	Includes (i) 17,590,238 shares of common stock held by Cummins Family Ltd, of which Mr. Cummins is the CEO, which shares are pledged in connection with a Line of Credit Agreement in favor of JPMorgan Chase, (ii) 5,758,000 shares of common stock held directly, including RSUs and common stock held by Wesley Cummins IRA Account, (iii) 12,798 shares of common stock held by 272 Capital, LP, of which Mr. Cummins was the President and CEO.
(3)	Hood River Capital Management LLC’s address is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, FL 33410. The information with respect to Hood River Capital Management LLC is based solely on the Schedule 13G/A filed with the SEC on February 17, 2026.
(4)	Jane Street Group, LLC and its affiliates’ address is 250 Vesey Street, 6th Floor, New York, NY 10281, with the exception of Jane Street Singapore Pte. Ltd which has an address of 4/F, Ocean Financial Centre 10 Collyer Quay Singapore 049315. The beneficial ownership described above includes 3,624,900 shares held by Jane Street Capital, LLC, 64,800 shares held by Jane Street Options, LLC, 15,964,583 shares held by Jane Street Global Trading, LLC, which includes 15,960,068 warrants, 1,193 shares held by Jane Street Singapore Pte. Ltd, and 1,230,629 shares held by Leonard Street Holdings, LP. The information with respect to Jane Street Group, LLC and its affiliates is based solely on the Schedule 13G/A as filed with the SEC on May 12, 2026.

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TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” the following is a description of each transaction since June 1, 2025 and each currently proposed transaction in which:

a.	we have been or are to be a participant;
b.	the amount involved exceeded or will exceed $120,000; and
c.	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

ChronoScale Holdings Corporation

On May 5, 2026, the Company and its subsidiaries entered into a business combination transaction with Ekso Bionics Holdings, Inc., a Nevada corporation, as a result of which, the Company separated its cloud services business into a new company, ChronoScale Corporation, trading on the Nasdaq Capital Market under the symbol “CHRN” (the “Business Combination”). Upon the consummation of the Business Combination, the Company owned approximately 97% of ChronoScale Corporation’s equity. On July 1, 2026, ChronoScale Corporation underwent a holding company transaction resulting in ChronoScale Holdings Corporation (“ChronoScale”) continuing as the public successor to ChronoScale Corporation. As of September 25, 2026, the Company held approximately 96% of ChronoScale and Messrs. Cummins, Nottenburg and Miller, and Ms. Benson, directors and officers of the Company, serve on the ChronoScale board of directors.

Upon the closing of the Business Combination, on May 5, 2026, the Company entered into a Management Advisory and Corporate Services Agreement with ChronoScale (the “Services Agreement”). Under the Services Agreement, the Company has agreed to provide ChronoScale with (i) management advisory services, including financial, managerial, and operational advice regarding day-to-day operations and strategic transactions and (ii) certain corporate services to ChronoScale, including administrative and software services, and various personnel services. Under the Services Agreement, ChronoScale agreed to pay the Company (i) an amount equal to one percent (1%) of ChronoScale and its subsidiaries’ gross revenue per quarter and (ii) fees for other corporate services provided by the Company to ChronoScale and its subsidiaries as they are incurred on a monthly basis. Also effective as of the consummation of the Business Combination, on May 5, 2026, the vesting of 200,000 unvested RSAs held by Dr. Nottenburg was accelerated.

In addition, effective March 6, 2026, Management LLC, a wholly-owned subsidiary of the Company, adopted the Management LLC Plan. The purpose of the Management LLC Plan is to provide selected executives, key employees, consultants, independent contractors, board members, advisory board members, and other service providers of the APLD ChronoScale HoldCo LLC (“Holdco”), group of companies (the “Holdco Group”) with an incentive to participate in the success and growth of the Holdco Group through awards of membership interests in Management LLC designated as “MIP Units.” Management LLC holds Class B Units of Holdco. Each MIP Unit issued by Management LLC corresponds to a particular Class B Unit of Holdco issued by Holdco to Management LLC. At all times, the number of units of Management LLC that are outstanding will equal the number of Class B Units issued by Holdco to Management LLC. Each Class B Unit of Holdco is intended to correspond to a share of common stock of ChronoScale received by HoldCo upon the closing of the Business Combination.

On April 9, 2026, Management LLC granted awards of MIP Units to Messrs. Cummins, Zhang, Mohmand and Laltrello. The MIP Units were fully vested upon grant and were granted under the Management LLC Plan. The MIP Units are held by each recipient personally and reflected in our “Summary Compensation Table” on page 43. The MIP Units do not confer on the recipients any present power to dispose of, or to direct the disposition of, any securities of ChronoScale as any such sale is subject to the discretionary approval of the Company and, if approved, would be effected by such entity, and the recipients do not have a unilateral right to cause a sale within 60 days. In the aggregate, the awards to the recipients represent approximately 5.25% of ChronoScale’s shares of common stock issued to the Company in connection with the Business Combination.

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Additionally, on June 26, 2026, the Company entered into a Demand Grid Promissory Note (the “ChronoScale Grid Note”) with ChronoScale. The aggregate principal amount available under the ChronoScale Grid Note is up to $100.0 million, reduced by the value of any of our liabilities guaranteed by the Company and a reserve amount determined by the Company. Advances on the ChronoScale Grid Note bear interest at the short-term Applicable Federal Rate, compounded semi-annually, and the ChronoScale Grid Note is payable on demand. On July 1, 2026, ChronoScale drew $7.0 million under the ChronoScale Grid Note. The Company has agreed not to exercise its demand right under the ChronoScale Grid Note prior to August 20, 2027.

Base Electron Corporation

As of September 25, 2026, the Company owned approximately 10% of Base Electron. Base Electron is an independent power producer formed for the purpose of developing and operating dedicated power generation infrastructure for high-density AI data center campuses. It is owned and managed by certain officers and directors of the Company, including Messrs. Cummins and Zhang and Dr. Nottenburg, acting in their individual capacities, as well as numerous third parties. In addition, Messrs. Cummins and Zhang serve as the Chief Executive Officer, and President and Secretary of Base Electron, respectively.

On February 1, 2026, the Company entered into the Intercompany Agreement with Base Electron, whereby the Company agreed to provide certain management and administrative support services to Base Electron, including legal, tax, accounting, human resources, information technology, insurance management, and treasury and cash management services. As of September 25, 2026, approximately $0.1 million of expenses have been incurred and no amounts have been paid or equity awards issued to the Company or Company employees in connection with such agreement.

On February 26, 2026, the Company entered into a Guarantee (the “Guarantee”) in favor of The Babcock & Wilcox Company (“B&W”), pursuant to which the Company agreed to unconditionally and irrevocably guarantee the full and timely performance by Base Electron of its obligations under that certain Design-Build Agreement, dated February 26, 2026, by and between Base Electron and B&W (the “Design-Build Agreement”). The Company’s maximum potential exposure under the Guarantee was effectively limited by the obligations of Base Electron under the Design-Build Agreement, which provided for an anticipated total contract price of approximately $2.4 billion, subject to the Company’s right to limit those obligations by terminating the Guarantee. Also on February 26, 2026, in consideration for the Company entering into the Guarantee, the Company entered into a subscription agreement with Base Electron, pursuant to which Base Electron issued 1,679,293 shares of its Class B common stock to the Company. On May 29, 2026, the Guarantee was terminated effective upon payment of $37.0 million by the Company on behalf of Base Electron.

On April 16, 2026, Base Electron entered into a promissory note with the Company (the “Base Electron Grid Note”) for a principal sum of $15.9 million. The Base Electron Grid Note shall bear interest on the unpaid principal balance hereof at a rate equal to the Applicable Rate (defined below), compounded semi-annually as of the end of each six-calendar-month period (or portion thereof) ending June 30 or December 31, as the case may be (a “Semi-Annual Period”), and computed on the basis of the actual number of days elapsed in such Semi-Annual Period (or portion thereof), until the Company shall, in its discretion, demand payment of the principal amount hereof and all accrued interest thereon. The “Applicable Rate” with respect to any Semi-Annual Period (or portion thereof) during which the Base Electron Grid Note is outstanding shall be the short-term Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended) in effect for the first month of that Semi-Annual Period (i.e., January or July, as the case may be), compounded semiannually. On May 27, 2026, the Base Electron Grid Note was amended to increase the aggregate amount of future advances, not to exceed $50.0 million. On May 29, 2026, the Base Electron Grid Note was further amended to increase the aggregate amount of future advances, not to exceed $100.0 million. As of September 1, 2026, the balance of the Base Electron Grid Note was $59.2 million.

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Other Related Party Transactions

During the fiscal year ended May 31, 2026, and through September 1, 2026, the Company paid software license fees of $0.3 million to a company whose chairman is also a member of the Board.

During the fiscal year ended May 31, 2026, and through September 1, 2026, the Company paid $3.3 million, in salaries, wages, benefits, and stock-based compensation for six employees of the Company that are family members of Wes Cummins, the Company’s Chief Executive Officer.

Review, Approval, or Ratification of Transactions with Related Parties

In April 2024, we adopted a charter of the Audit Committee, pursuant to which all related party transactions including those between us, our directors, executive officers, majority stockholders and each of our respective affiliates or family members will be reviewed and approved by our Audit Committee, or if no Audit Committee exists, by a majority of the independent members of our Board.

In April 2026, we adopted a related party transaction policy and separate related party transaction committee charters with respect to transactions for each of Base Electron and ChronoScale.

Our existing policies and charters are designed to comply with the Nasdaq Listing Rules and the rules and regulations of the SEC.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors.

62

PROPOSAL 2

APPOINTMENT OF CBIZ CPAS P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2027

Introduction

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has appointed CBIZ to continue to serve as our independent registered public accounting firm for the fiscal year ending May 31, 2027. CBIZ is a successor via merger to Marcum LLP who has served as our independent registered public accounting firm since June 2021. In accordance with SEC rules and CBIZ policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the Board believe that the continued retention of CBIZ as our independent registered public accounting firm is in the best interest of the Company and its stockholders, and are asking the stockholders to ratify the selection of CBIZ as our independent registered public accounting firm for the fiscal year ending May 31, 2027. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of CBIZ to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of CBIZ to serve as our independent registered public accounting firm for the fiscal year ending May 31, 2027 will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of CBIZ for the fiscal year ending May 31, 2027.

In connection with the audit of our financial statements for the fiscal year ended May 31, 2027, we entered into an agreement with CBIZ which sets forth the terms by which CBIZ performed audit services for us.

The following table presents fees billed to the Company for professional services rendered by our independent registered public accounting firm, CBIZ, for the fiscal years ended May 31, 2026 and 2025:

	Fiscal Years Ended May 31,
(in thousands)	2026	2025
Type of Fees:
Audit fees	$2,389	$1,717
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$2,389	$1,717

For the fiscal years ended May 31, 2026 and 2025, the Audit Committee approved all of the services provided by, and fees paid to CBIZ.

The Audit Committee has established a policy requiring approval by it of all fees for audit and non-audit services to be provided by the Company’s independent registered public accountants, prior to commencement of such services. Consideration and approval of fees generally occurs at the Audit Committee’s direction or by direction of the Audit Committee Chairman.

Attendance at Annual Meeting

Representatives of CBIZ will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Required Vote

In accordance with our Bylaws, Nevada law and the Nasdaq Listing Rules, the ratification of the independent registered public accounting firm requires a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine” as described above, no broker non-votes will occur on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

63

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act) requires us to provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers.

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our NEOs as disclosed in the compensation tables and the narrative disclosures that accompany those tables. At the Annual Meeting, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended May 31, 2026, as disclosed in this Proxy Statement.

We encourage stockholders to review the compensation tables and the related narrative disclosure on pages 43 to 45 of this Proxy Statement. We believe that our compensation policies and decisions are designed to incentivize and reward the creation of stockholder value.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

●	For fiscal year ended May 31, 2026, the mix and magnitude of compensation paid to our executive officers were based on the Company’s extraordinary Fiscal Year 2026 performance outlined above in Compensation Discussion and Analysis;
●	From time to time, we consider and grant RSUs and/or PSUs to our NEOs. We feel this equity mix effectively aligns NEO compensation with stockholder returns while also achieving our retention objectives; and
●	We review and implement our executive compensation program within a strong corporate governance environment, including our Compensation Committee which has engaged an independent compensation consultant.

On the basis of the compensation tables and the related narrative disclosure on pages 43 to 45 of this Proxy Statement, we are requesting that our stockholders vote on the following resolution:

RESOLVED, that the stockholders of Applied Digital Corporation approve, on an advisory basis, the compensation of Applied Digital Corporation’s Named Executive Officers, as described in the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

Although this Say on Pay vote on NEO compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Required Vote

In accordance with our Bylaws, Nevada law and the Nasdaq Listing Rules, the approval, on an advisory basis, of the executive compensation of the Company’s NEOs as described in this Proxy Statement, requires a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

64

PROPOSAL 4

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF ANY ONE OR MORE OF THE FOREGOING PROPOSALS

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any of the foregoing proposals are insufficient to approve such proposals, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of such proposals. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Annual Meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Required Vote

In accordance with our Bylaws, Nevada law and the Nasdaq Listing Rules, the approval of the adjournment of the Annual Meeting in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals, requires a majority of the total votes cast at the Annual Meeting, whether in person or represented by proxy. As a result, abstentions and broker non-votes, if any, will not affect the outcome of this proposal. If this proposal is deemed to be “routine” as described above, no broker non-votes will occur on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF ANY ONE OR MORE OF THE FOREGOING PROPOSALS.

65

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2027 Annual Meeting

Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Exchange Act, for inclusion in our proxy statement and form of proxy for our 2027 Annual Meeting of Stockholders, must be received by the Company no later than May 28, 2027, in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Applied Digital Corporation, 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, Attn.: Secretary.

Our Bylaws state that a stockholder must provide timely written notice in accordance with our Bylaws of a proposal to be brought before the meeting. For our 2027 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office if received no later than August 6, 2027, and no earlier than July 7, 2027, provided, however, in the event the date of the 2027 Annual Meeting of Stockholders is more than 30 days prior to or more than 70 days after the one-year anniversary of the date of the Annual Meeting, then, for the notice to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the 2027 Annual Meeting of Stockholders, or (B) the tenth day following the day on which public announcement of the date of 2027 Annual Meeting of Stockholders is made. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Applied Digital Corporation, 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2027 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Applied Digital Corporation, 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, Attn.: Secretary, no later than September 6, 2027. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described in this section and it shall not extend any such deadline set forth under our Bylaws.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 may be obtained without charge by writing to Applied Digital Corporation, 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, Attn.: Secretary. Exhibits to our Annual Report on Form 10-K will be mailed upon request therefor by a holder or a beneficial owner of our common stock accompanied by a payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended May 31, 2026, and certain other related financial and business information are contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

66

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our common stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report, or proxy statement mailed to you, please submit a request or notice, as applicable, to our Corporate Secretary at Applied Digital Corporation, 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219 or by calling (214) 427-1704, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the phone number or address set forth above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

150 Clove Rd., Suite 400

Little Falls, NJ 07424

844-885-0176

By Order of the Board of Directors

/s/ Wes Cummins
Wes Cummins
Chief Executive Officer and Chairman of the Board of Directors

September 25, 2026

Dallas, TX

67

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APLD2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03873-P57055 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED DIGITAL CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Wes Cummins	☐	☐	☐
1b. Ella Benson	☐	☐	☐
1c. Chuck Hastings	☐	☐	☐
1d. Rachel Lee	☐	☐	☐
1e. Douglas Miller	☐	☐	☐
1f. Richard Nottenburg	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K are available at www.proxyvote.com.

T03874-P57055

APPLIED DIGITAL CORPORATION
Annual Meeting of Stockholders
November 4, 2026 12:00 PM Eastern Standard Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Wesley Cummins and Saidal Mohmand, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the reverse side of this ballot, all of the shares of Applied Digital Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held November 4, 2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side